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                                                                  Exhibit 10.127

                              MANAGEMENT AGREEMENT

                              FOR A GAMING FACILITY
                                       AND
                          RELATED ANCILLARY FACILITIES

                                     BETWEEN

                           THE IOWA TRIBE OF OKLAHOMA,
                       A FEDERALLY-CHARTERED CORPORATION,
          CREATED PURSUANT TO THE ACT OF JUNE 26, 1936 (49 STAT. 1967),

                           THE IOWA TRIBE OF OKLAHOMA,
                      A FEDERALLY RECOGNIZED INDIAN TRIBE,

                                       AND

                           LAKES IOWA MANAGEMENT, LLC
                      A MINNESOTA LIMITED LIABILITY COMPANY

                             DATED: JANUARY 27, 2005


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     THIS MANAGEMENT AGREEMENT, is made and entered into this 27th day of
January, 2005 by and between the Iowa Tribe of Oklahoma, a federally-chartered corporation ("Iowa Corp"), created pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967), as issued on January 4, 1938 by the Secretary of the Interior and ratified on February 5, 1938 located in Iowa Indian Country within the physical boarders of the State of Oklahoma, with business offices located at RR1, P.O. Box 721, Perkins, Oklahoma 74059, the Iowa Tribe of Oklahoma, a federally-recognized Indian tribe with a Constitution approved and ratified under the Oklahoma Indian Welfare Act, and Lakes Iowa Management, LLC, a Minnesota limited liability company ("Lakes"), whose business office is located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

                                    RECITALS

     A. The Iowa Tribe of Oklahoma ("Iowa Tribe") is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indian tribes, and is recognized as possessing and exercising powers of self-government. The Iowa Tribe, pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967), was issued a corporate charter for Iowa Corp on January 4, 1938 by the Secretary of the Interior and said corporate charter was ratified by the Iowa Tribe on February 5, 1938. Iowa Corp is vested with sovereign immunity, and is the entity that controls and manages the economic affairs of the Iowa Tribe, including tribal gaming operations.

     B. The United States government holds lands in the State of Oklahoma in trust for the benefit of the Iowa Tribe over which the Iowa Tribe possesses sovereign governmental powers and the Iowa Tribe holds or intends to acquire interests in lands which constitute "Indian lands" upon which the Iowa Tribe may legally conduct gaming under applicable federal law.

     C. In compliance with the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. Section 2701 et seq. as it may from time to time be amended, the governing body of the Iowa Tribe has enacted a tribal ordinance regulating the operation of gaming activities conducted on Iowa Tribe "Indian lands" (hereinafter referred to as the "Gaming Ordinance"), creating the Iowa Tribe Gaming Commission, and authorizing Class II and Class III gaming on its "Indian lands" subject to the provisions of the Gaming Ordinance and a Tribal-State Compact or gaming procedures issued by the Secretary of the U.S. Department of the Interior.

     D. The Iowa Tribe, through Iowa Corp, operates an established gaming operation, known as the Cimarron Casino, located in Perkins, Oklahoma ("Gaming Facility," as further defined herein). This Gaming Facility conducts Class II Gaming (and will conduct Class III Gaming activities in the event of federal agency approval of a Tribal-State Compact between the Iowa Tribe and the State of Oklahoma permitting such gaming or the Secretarial Procedures are approved and issued).


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     E. The Iowa Tribe is committed to using any gaming activities to provide employment and improve the social, economic, education, and health needs of its members; to increase the revenues of the tribe; and to enhance the Iowa Tribe's economic self-sufficiency and self-determination. The gaming operations of the Iowa Tribe are expected to generate substantial revenues for Iowa Corp, and therefore significantly improve the social, economic and health conditions of present and future tribal members, while strengthening the Iowa Tribe's overall economic self-sufficiency and self-determination.

     F. Iowa Corp presently lacks the resources to operate a gaming operation at the Gaming Facility on its own and desires to retain the services of a management company, with knowledge and experience in the gaming industry, to manage and operate certain of its gaming operations and related resort facilities.

     G. Lakes has represented to Iowa Corp that it has the managerial capacity to commence operation of the Gaming Facility and Ancillary Facilities (as defined herein); and Iowa Corp has selected Lakes, and Lakes agrees, to provide the management expertise necessary to the conducting of successful tribal gaming operations at the Gaming Facility and the successful operation of its Ancillary Facilities.

     H. This Management Agreement shall become effective when all the necessary approvals listed in Section 2.19 are received (the "Effective Date") and shall continue for a term as described in Section 2.19, unless otherwise provided in this Management Agreement.

     I. This Management Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. Section 2701 et seq. as that statute may be amended. All gaming conducted at the Gaming Facility (as defined herein) will at all times comply with the IGRA, applicable tribal law and the Tribal-State Compact or gaming procedures issued by the Secretary, if any.

     J. Any dispute regarding this Management Agreement between the parties or any other Transaction Documents is to be subject to the dispute resolution and governing law provisions contained herein, as well as the Resolutions of Limited Waiver attached hereto.

     NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, Iowa Corp, the Iowa Tribe and Lakes agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     As they are used in this Management Agreement, the terms listed below shall have the meaning assigned to them in this Article:


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     "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, "control" (including the terms controlling, controlled by, or under common control with) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership or member interests, by contract or otherwise.

     "Ancillary Facilities" means any hotel, convention center, food and beverage outlets, retail outlets, and any other enterprise designed to promote, support, or enhance the Project's Gaming Facility; provided, however, unless the parties otherwise agree, the term "Ancillary Facilities" shall not include any of the Iowa Tribe's existing enterprises consisting of (1) fuel and retail sales made at the existing "Iowa Mini Mart" located in Carney, OK on Hwy. 177, (2) the "Perkins Smoke Shop" located on West Freeman Ave. in Perkins, OK or (3) the "Bah-Kho-Je Gallery and RV Park" located on Hwy. 33 in Perkins, OK currently operated by Iowa Corp.

     "BIA" means the Bureau of Indian Affairs, established within the United States Department of Interior.

     "Class II Gaming" means games as defined in 25 U.S.C. Section 2703(7)(A), as such law may be amended and as defined by the National Indian Gaming Commission in 25 C.F.R. Section 502.3 and amendments thereto, but only to the extent such games are authorized by tribal ordinance and licensed by the Gaming Commission.

     "Class III Gaming" means all gaming that is not Class I or Class II Gaming as defined in the IGRA, including, but not limited to, the forms of gaming listed as Class III games by the National Indian Gaming Commission in 25 C.F.R.
Section 502.4 and amendments thereto, but only to the extent such gaming is allowed by a Tribal-State Compact or gaming procedures issued by the Secretary, tribal ordinance, and licensed by the Gaming Commission.

     "Commencement Date" means the first day that Lakes is legally able to commence management of the Class II and/or Class III gaming operations conducted at the Project's Gaming Facility under all Legal Requirements.

     "Costs of Gaming Operation" means the total of all expenses for the operation of the Class II and/or Class III Gaming activities conducted at the Project's Gaming Facility pursuant to Generally Accepted Accounting Principles ("GAAP"), including but not limited to the following: (1) fees imposed upon the Gaming Facility by the National Indian Gaming Commission based upon its gross receipts from Class II and/or Class III Gaming activities; (2) any contributions and license/regulatory fee reimbursements payable to the State pursuant to a Tribal-State Compact or all amounts required to be paid to any local governmental entity under any agreement to mitigate off-reservation impacts related to the Gaming Facility; (3) the amount, if any, required by a Tribal-State Compact to fund or support programs for the treatment and assistance of compulsive gamblers and for the prevention of compulsive gambling;
(4) license or other fees for


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background investigations upon "key employees" and "primary management officials" as defined in 25 C.F.R. Section 502.14 and Section 502.19; (5) depreciation and amortization applicable to the Gaming Facility based upon an assumed thirty (30) years life consistent with GAAP, and depreciation and amortization of all other assets (including without limitation all capital replacements and improvements, and fixtures, furnishings and equipment) located therein in accordance with GAAP; (6) costs of administration, recruiting, hiring, firing and training employees working in or for the Gaming Facility's Class II and/or Class III Gaming activities; (7) compensation and benefits to Gaming Facility employees; (8) reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to the provisions of Section 5.1 contained herein), (9) management fees to be paid Lakes under Section 5.5(b) hereof; and (10) total gaming-related costs, fees and expenses, including, without limitation: materials, supplies, inventory, utilities, repairs and maintenance (excluding capital replacements, the costs of which shall be amortized as hereinabove provided), insurance and bonding, marketing, advertising, annual audits, accounting, legal or other professional and consulting services, security or guard services, and such other costs, expenses or fees necessarily, customarily and reasonably incurred in the operation of the Class II and/or Class III Gaming activities conducted at the Gaming Facility, and reasonable and necessary travel expenses incurred subsequent to the Commencement Date for officers and employees of Lakes and authorized representatives of Iowa Corp in connection with the Gaming Facility's operations; provided, however, that "Costs of Gaming Operation" shall specifically not include any license fees or costs of Lakes or its employees in connection with licensing with either the NIGC or Gaming Commission.

     "Costs of Ancillary Operations" means all expenses and costs pursuant to Generally Accepted Accounting Principles incurred in operating the Project's Ancillary Facilities in which neither Class II Gaming nor Class III Gaming is conducted, including, without limitation: (1) depreciation and amortization applicable to such non-gaming facilities based upon an assumed thirty (30) years life consistent with GAAP, and depreciation and amortization of all other assets (including without limitation all capital replacements and improvements, and fixtures, furnishings and equipment) located therein in accordance with GAAP;
(2) all employment costs relating to non-gaming employees working in or for such commercial business facilities; (3) management fees to be paid Lakes under
Section 5.5(b) hereof; (4) non-gaming supplies and materials, insurance and other non-gaming costs reasonably and customarily incurred in operation of the Ancillary Facilities in which neither Class II nor Class III Gaming may be conducted.

     "Dominion Account" shall have the meaning described in Section 2.8(a) herein.

     "Dominion Account Agreement" shall mean the Dominion Account Agreement to be executed by Iowa Corp in favor of the Lakes in a form to be agreed to by Iowa Corp and Lakes together with all amendments, substitutions and renewals thereof.

     "Effective Date" means the effective date of this Management Agreement as determined pursuant to Section 2.19 herein.


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     "Fiscal Year" means the accounting year used for the operation of the
Project as agreed upon by Lakes and Iowa Corp.

     "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Project in accordance with the standards set forth in this Management Agreement, including, without limitation:

          (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

          (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

          (iii) office furnishings and equipment;

          (iv) specialized equipment necessary for the operation of any portion of the Project for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities;

          (v) hotel equipment, furniture and furnishings (to the extent a hotel is included in the Project); and

          (vi) all other furnishings and equipment now or hereafter located and installed in or about the Project Facilities which are used in the operation of the Project in accordance with the standards set forth in this Management Agreement.

     "Gaming Commission" means the Iowa Tribe Gaming Commission established, or to be established, by the Gaming Ordinance, as amended (which ordinance must be approved by the NIGC), with authority to license and regulate gaming activities on "Indian lands" upon which the Iowa Tribe conducts gaming activities under IGRA and which is a subordinate governmental entity of the Iowa Tribe and is entitled to all sovereign governmental immunity of the tribe.

     "Gaming Facility" means the Cimarron Casino and all its buildings, structures and improvements, together with all furniture, fixtures and equipment and personal property (whether tangible or intangible) to be used in connection with the operation of Class II Gaming and/or Class III Gaming activities on the Gaming Facility Site, each whether now existing or hereafter construed or acquired.

     "Gaming Facility Site" shall mean the lands to be used as the site for constructing the Gaming Facility described on attached EXHIBIT A, including the land upon which the Project's Class II and/or Class III Gaming activities are conducted (which is land upon which Class II


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and/or Class III Gaming may legally be conducted under IGRA and the Tribal-State
Compact).

     "Gaming Ordinance" means the tribal ordinance enacted by the governing body of the Iowa Tribe and approved by the NIGC in compliance with the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. Section 2701 et seq. as it may from time to time be amended, regulating the operation of gaming activities conducted on Iowa Tribe "Indian lands", creating the Iowa Tribe Gaming Commission, and authorizing Class II and Class III gaming on its "Indian lands" subject to the provisions of the Gaming Ordinance and a Tribal-State Compact or gaming procedures issued by the Secretary of the U.S. Department of the Interior.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Governmental Authorities" means the United States, the BIA, the State, the Iowa Tribe and any governmental court, agency, department, commission, board, bureau or instrumentality of the foregoing (including the NIGC), but only to the extent it has legal jurisdiction over Class II Gaming and/or Class III Gaming at the Gaming Facility, the operation of the Project Facilities, or Iowa Corp's, the Iowa Tribe's or Lakes' obligations under this Management Agreement or any Transaction Document.

     "Gross Gaming Revenues" means the Project's total revenue from Class II and/or Class III Gaming activities (excluding any insurance proceeds received other than business interruption insurance proceeds and insurance proceeds received to reimburse the Project for any claims included, or to be included, as Costs of Gaming Operations).

     "Gross Ancillary Revenues" means the Project's total receipts from the sale or rental of food, beverages, souvenirs, hotel facilities, equipment and all other goods and services supplied for non-Class II and/or non-Class III Gaming activities at the Ancillary Facilities that are incidental to the operation of the Project (excluding any insurance proceeds received other than business interruption insurance proceeds and insurance proceeds received to reimburse the Enterprise for any claims included, or to be included, as Costs of Ancillary Operations).

     "Gross Total Revenues" means the total of Gross Gaming Revenues and Gross Ancillary Revenues of the Project.

     "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. Sections 2701, et seq., as it may be amended from time to time, and all regulations of the NIGC promulgated thereunder.


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     "Indemnity Agreement" shall mean the Indemnity Agreement between Iowa Corp, the Iowa Tribe and Lakes described in Section 7.5 in the form agreed to by the parties, together with all amendments, substitutions and renewals thereof.

     "Legal Requirements" means any and all present and future judicial, administrative, and federal, state, local or tribal rulings or decisions, and any and all present and future federal, state, local and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to Iowa Corp, the Iowa Tribe, Lakes, the Gaming Facility Site, the Project Facilities, and the Project, including without limitation, IGRA, the Tribal-State Compact, and the Gaming Ordinance.

     "Limited Recourse" means that all liabilities or obligations of Iowa Corp or the Iowa Tribe related to this Management Agreement, the Operating Note, any Transaction Documents, the Project Facilities, or the Project contemplated by this Management Agreement, and any related awards, judgments or decrees, shall be payable solely out of the undistributed and future Gross Total Revenues of the Project or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe except and excluding the first four million dollars ($4,000,000) from the Project for each twelve (12) month period following the Commencement Date (as defined herein), and shall be a limited recourse obligation of Iowa Corp or the Iowa Tribe, with no recourse to any of Iowa Corp's or the Iowa Tribe's assets other than such undistributed and future Gross Total Revenues of the Project or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe, and except as to: (i) the Furnishings and Equipment of the Project or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe, (ii) the security interest in the Gross Total Revenues pursuant to the Dominion Account Agreement and any security interest or liens in any Furnishings and Equipment of the Project, (iii) any mortgages or deeds of trust on fee lands upon which the Project is located, and (iv) as permitted under Section 10.3(d) herein and by Paragraph 5(c) of the Resolutions of Limited Waiver attached hereto as Exhibit B and C. In no event, except as permitted under Section 10.3(d) herein and by Paragraph 5(c) of the Resolutions of Limited Waiver attached hereto as Exhibit B), shall Lakes have recourse to (a) the physical property of the Project Facilities (other than Furnishings and Equipment and to any mortgages or deeds of trust on fee lands upon which the Project is located subject to the security interest securing the Operating Note), (b) Net Total Revenue distributions already received by Iowa Corp from the Project and made to the Iowa Tribe in accordance with this Management Agreement and/or the Dominion Account Agreement, (c) assets of the Iowa Corp or the Iowa Tribe purchased with such Net Total Revenue distributions, or (d) any other asset of Iowa Corp or the Iowa Tribe (other than such undistributed and future Gross Total Revenues of the Project or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe, the Furnishings and Equipment or any other gaming project and any ancillary facilities related thereto owned directly or indirectly by Iowa Corp or the Iowa Tribe and any mortgages or deeds of trust on fee lands upon which the Project is located).


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     "Lakes" means Lakes Iowa Management, LLC, a Minnesota limited liability company with its business office located at 130 Cheshire Lane, Minnetonka, Minnesota 55305.

     "Management Agreement" shall mean this Management Agreement for a Gaming Facility and Related Ancillary Facilities between the parties that deals with the management of the Project and its operations, as the same may be amended or modified from time to time, subject to all Legal Requirements.

     "Material Breach" shall have the meaning described in Section 6.1 herein.

     "Minimum Guaranteed Monthly Payments" means the minimum monthly amount payable to Iowa Corp, which amount shall be determined pursuant to Section 5.3 hereof.

     "National Indian Gaming Commission" or "NIGC" means the commission established pursuant to the IGRA.

     "Net Gaming Revenues" means Gross Gaming Revenues less (1) amounts paid out as, or paid for, prizes; and (2) Costs of Gaming Operation (excluding management compensation as set forth in Section 5.5 (b) herein).

     "Net Ancillary Revenues" means Gross Ancillary Revenues less Costs of Ancillary Operations.

     "Net Total Revenues" means the sum of Net Gaming Revenues plus Net Ancillary Revenues.

     "NIGC Approval" means written approval by the NIGC Chairman of this Management Agreement.

     "Notes and Security Provisions" shall have the meaning set forth in Section 6.4(b) hereof.

     "Operating Note" means the promissory note evidencing the Minimum Guaranteed Payment Advances under Section 5.3(b) herein and the Working Capital Advances under Section 5.7 herein made by Lakes, substantially in a form to be agreed to by Iowa Corp and Lakes, together with all amendments, substitutions and renewals thereof.

     "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, Indian tribe, commission, instrumentality, firm, joint venture, Governmental Authority, or otherwise.

     "Project" means the Cimarron Casino business enterprise of Iowa Corp created to engage in Class II and/or Class III Gaming at the Gaming Facility located at the Gaming Facility Site,


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and which shall include any other lawful commercial activity conducted in the
Ancillary Facilities including, but not limited to, operating and managing office space, kids arcade, child care facility, hotel with swimming pool and golf course, restaurant, RV park, retail stores, entertainment facilities, or the sale of fuel, food, beverages, alcohol, tobacco, gifts, and souvenirs, and any other amenities which the parties mutually agree should be included as part of the Project.

     "Project Accounts" shall have the meaning described in Section 2.8 herein.

     "Project Facilities" means the permanent buildings, structures and improvements used by the Project for its gaming and ancillary operations, together with all furniture, fixtures and equipment and personal property (whether tangible or intangible) to be used in connection with the operations, each whether now existing or hereafter constructed or acquired.

     "Replacement" shall have the meaning described in Section 6.4(c) herein.

     "Resolutions of Limited Waiver" refers to the limited waiver of sovereign immunity to be adopted by the Iowa Tribe and Iowa Corp in the form attached hereto as EXHIBIT B AND C and evidencing all approvals required pursuant to the governing documents of each and applicable law (it being understood and agreed that Iowa Corp and the Iowa Tribe shall take such further actions to ratify, adopt and enforce the attached form of Resolutions of Limited Waiver as shall be required by law or regulation due to future changes in its own legal or governing status to fully preserve its stated intent).

     "Scope of Project Description Sheet" shall mean the Scope of Project Description Sheet dated January 27, 2005, which substantially describes the scope of the Project currently contemplated by Iowa Corp and Lakes.

     "Secretary" means the Secretary of the Interior of the United States, or her appropriately designated representative/agent.

     "Security Agreement" shall mean the Security Agreement to be executed by the Iowa Tribe and Iowa Corp in favor of Lakes in a form to be agreed to by the Iowa Tribe, Iowa Corp and Lakes, together with all amendments, substitutions and renewals thereof.

     "State" means the State of Oklahoma wherein the Gaming Facility Site is located.

     "Transaction Documents" shall have the meaning described in Section 9.12(b) herein.

     "Tribal Agreement" shall mean the agreement between the Iowa Tribe and Lakes or its Affiliates described in Section 9.12(i).

     "Tribal-State Compact" means an agreement which may be entered into between the Iowa Tribe and the State concerning Class III Gaming and any amendments or other modifications


                                      -10-

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thereto, which agreement must be approved by the Secretary and published in the
Federal Register.

     "UCC Financing Statements" means UCC-1 financing statements naming the Iowa Tribe and/or Iowa Corp as debtor and naming Lakes or any third party lenders providing funding to the Project as a secured party, in the form approved by the parties.

     "Working Capital Advances" shall have the meaning described in Section 5.7 herein.

                                    ARTICLE 2
                           AUTHORITY AND DUTY OF LAKES

     2.1 Appointment as Agent. Subject to the terms and conditions of this Management Agreement, Iowa Corp hereby appoints Lakes to act as the exclusive agent for Iowa Corp for all matters related to the management of the operations of the Project Facilities and the Project during the term of this Management Agreement. Lakes' agency responsibilities shall include, among other things, maintenance and improvement of the Project Facilities, management and operation of the Project's Class II and/or Class III Gaming activities within the Gaming Facility, and all other revenue producing activities that are conducted by the Project in the Ancillary Facilities, such as the sale of food and beverages. Lakes accepts such appointment as Iowa Corp's exclusive agent for the term of this Management Agreement. Subject to the provisions of this Management Agreement and specifically the restrictions in this Article 2 and the budget provisions in Article 5 hereof, Lakes shall have, and Iowa Corp does hereby grant to Lakes, the power and authority as agent for Iowa Corp, to exercise the rights of Iowa Corp under and to execute, modify, or amend any contracts associated with the operations of the Project Facilities and Project (excluding this Management Agreement or compacts or other agreements with the State or any other governmental agency, which shall remain the sole and exclusive authority of the Iowa Tribe), including, without limitation, purchase orders, equipment and retail leases, contracts for services, including utilities, and maintenance and repair services, relating to the operation of the Project Facilities and the Project except for real estate agreements and contracts (excluding retail leases); provided, however, that in no event shall Lakes execute any contracts or agreements which require payments exceeding $250,000 in the aggregate, or which have a term exceeding one (1) year. The duties and authorities of Lakes shall be subject in all events to receipt of all necessary licenses, consents or approvals from the Gaming Commission.

     2.2 Limitations. Lakes shall have no authority to waive or impair Iowa Corp's sovereign immunity. Except as stated herein, Lakes shall have no authority as Iowa Corp's agent under this Management Agreement without the prior written approval of Iowa Corp (not to be unreasonably withheld): (a) to incur costs which are materially in excess of the expenditures to be agreed upon in the operating budget or the capital expenditure budget to be developed pursuant to Section 5.1 hereof; (b) to sell, encumber or otherwise dispose of any personal property or equipment located in the Project Facilities, except for inventory sold in the regular course of


                                      -11-

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business and other items which must be replaced due to age, obsolescence, or wear and tear; (c) to purchase any goods or services from Lakes or any of Lakes' affiliated companies as a Costs of Gaming Operations or Costs of Ancillary Operations unless such arrangement is specifically approved in writing by Iowa Corp. Except as specifically authorized in this Article 2, Lakes shall not hold itself out to any third party as the agent or representative of Iowa Corp.

     2.3 Lakes' Authority and Responsibility.

          (a) Lakes, through the Project's general manager, shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Project and the Project Facilities, including the establishment of operating days and hours. It is the parties' intention that the Project Facilities be open 24 hours daily, seven days a week. Lakes is hereby granted the necessary power and authority to act, through the Project's general manager, in order to fulfill all of its responsibilities under this Management Agreement. Nothing herein grants or is intended to grant Lakes a titled interest to the Project Facilities or to the Project. Lakes hereby accepts such retention and engagement. Iowa Corp shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Class II and/or Class III Gaming conducted by the Project, subject to the rights and responsibilities of Lakes under this Management Agreement.

          (b) In managing, operating, maintaining and repairing the Project and the Project Facilities under this Management Agreement, Lakes' duties, through the Project's general manager, shall include, without limitation, the following:
(i) Lakes shall use reasonable measures for the orderly physical administration, management, and operation of the Project and the Project Facilities, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary; (ii) Lakes shall comply with all duly enacted statutes, regulations and ordinances of the Iowa Tribe; and (iii) Lakes shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Tribal-State Compact.

     2.4 Compliance with Laws.

          (a) Lakes, through the Project's general manager, shall assist Iowa Corp in compliance with all terms and conditions of the Tribal-State Compact, the Gaming Ordinance, IGRA and any gaming regulations (collectively, the "Governing Laws"), the violation of which would materially impair the conduct of gaming permitted to be conducted under IGRA by the Project. Without limiting the foregoing, Lakes shall also supply the NIGC with all information necessary to comply with the National Environmental Policy Act, as it may be amended from time to time, and comply with NIGC's regulations relating thereto. Lakes shall ensure compliance with requirements concerning the reporting and withholding of taxes with respect to the winnings from gaming operations pursuant to this Management Agreement. Iowa Corp agrees to cooperate with Lakes and aid Lakes in ensuring compliance with the foregoing laws, regulations and


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requirements. In managing and operating the Project Facilities and the Project,
Lakes shall comply with all laws, rules, regulations, ordinances, compacts and all other agreements affecting the same, including without limitation the Governing Laws.

          (b) The parties shall use their best efforts to obtain all necessary approvals of Governmental Authorities of this Management Agreement.

     2.5 Security. Lakes shall provide for appropriate security for the operation of the Project Facilities. All aspects of Project Facilities security shall be the responsibility of Lakes. Upon agreement of Iowa Corp and Lakes, any security officer may be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be a Costs of Gaming Operations or Costs of Ancillary Operations, as appropriate.

     2.6 Accounting, Financial Records, and Audits.

          (a) Lakes, through the Project's general manager, shall maintain full and accurate records and books of account for operations of gaming activities and related ancillary operations managed by Lakes. Such records shall be maintained at Lakes' office located within the Project Facilities and shall be made available for immediate inspection and verification at all times. Inspection or verification by the Governmental Authorities shall be coordinated through the Gaming Commission.

          (b) Prior to the Commencement Date, and subject to the approval of Iowa Corp and the Gaming Commission, which approvals shall not be unreasonably withheld and which shall occur prior to the Commencement Date, Lakes, through the Project's general manager, shall establish and maintain such approved accounting systems and procedures that shall: (i) include procedures for internal accounting controls; (ii) permit the preparation of financial statements in accordance with GAAP; (iii) be susceptible to audit; (iv) allow the Project, Iowa Corp and NIGC to calculate the annual fee under 25 CFR Section 514.1; (v) permit the calculation of Lakes' compensation under Section 5.5(b) herein; and (vi) provide for the allocation of operating expenses or overhead expenses among Iowa Corp, the Project and Lakes, or any other user of shared facilities or services. Supporting records and the agreed upon accounting system shall be sufficiently detailed to permit the calculation and payment of Lakes' compensation hereunder and to permit the performance of any fee or contribution computations required under IGRA, a Tribal-State Compact and other applicable laws or regulations.

          (c) Net Gaming Revenues, Net Ancillary Revenues, and Net Total Revenues will be calculated by Lakes, through the Project's general manager, for purposes of distribution monthly in accordance with Section 5.5 and copies of such calculations shall be promptly supplied to Iowa Corp as required by Section
5.4 herein.

          (d) All records shall be maintained so as to permit the preparation of financial statements in accordance with generally accepted accounting principles consistently applied and in accordance with procedures to be mutually agreed upon by the parties. Lakes, through the Project's general manager, shall, as a Costs of Gaming Operations, furnish to Iowa Corp and the Gaming Commission, monthly financial reports in accordance with Section 5.4 herein. Such reports shall provide reasonable detail as requested by Iowa Corp and the Gaming Commission with respect to revenues and expenses of each profit center of the Project. In addition, all gaming operations conducted within the Gaming Facility shall be subject to special outside annual audits, which the Gaming Commission may cause to be conducted, and all contracts or subcontracts for supplies, services or concessions for a contract amount in excess of $25,000 annually relating to gaming activities within the Gaming Facility shall be subject to audits, which audits the Gaming Commission may cause to conducted by an independent certified public accountant with more than five (5) years experience in audits of gaming enterprise operations selected and approved by the Gaming Commission. The cost of such audits and audit reports (including the annual audit under Section 5.6 herein) shall constitute Costs of Gaming Operation. The Lakes shall make any reports or presentations to Iowa Corp officials as are requested.

     2.7. Cash Monitoring. Lakes, through the Project's general manager, will promulgate, and all parties and their respective employees, agents, and representatives will obey operational policies consistent with the Gaming Ordinance respecting the handling of cash, security systems, and access to cash cage, counting rooms, and other places where cash is kept and handled. Iowa Corp and the Gaming Commission and its authorized representatives shall have the right to monitor and investigate systems for cash management implemented by Lakes and to verify daily Gross Gaming Revenues, Gross Ancillary Revenues, and Gross Total Revenues.

     2.8 Bank Accounts, Reserve Funds and Permitted Investments.

          (a) On or prior to the Commencement Date, Iowa Corp and Lakes shall execute the Dominion Account Agreement and create the Dominion Account ("Dominion Account") described therein. Gross Gaming Revenues and Gross Ancillary Revenues shall be deposited daily into the Dominion Account, which shall be subject to the lien of the Dominion Account Agreement and established at a commercial bank, of Iowa Corp's choice, organized under the laws of the United States of America or any state thereof provided such bank is a member of the Federal Deposit Insurance Corporation and has combined capital, undivided profits and surplus of at least $500,000,000. Lakes shall also establish other segregated bank accounts with the approval of Iowa Corp for the operation of the Project (the "Project Accounts"), which accounts must indicate the custodial nature of the accounts. The signatures of authorized representatives of Lakes shall be the only signatures required to make withdrawals (by check or otherwise) from such accounts for single withdrawals of less than $250,000, provided that the monies withdrawn by Lakes are to be used only for the purposes set forth herein and provided further that if the amount of any single withdrawal exceeds $250,000 (excluding payout and prizes and transfers to any designated payroll accounts, taxes, and purchases of cash for day-to-day operational purposes, or Lakes' compensation under Section 5.5 herein), then the signature of Iowa Corp's designated representative will also be required.

          (b) Lakes agrees that subject to the terms of Sections 5.3(b) and 6.4(b) hereof, Lakes shall make or permit timely transfers from the Dominion Account to the Project Accounts of all funds needed to pay (i) Costs of Gaming Operations; (ii) Costs of Ancillary Operations; (iii) required debt service on the Project Facilities, as well as any other third party loans to which Lakes has consented in writing pursuant to the terms of this Management Agreement or other agreement; (iv) the Minimum Guaranteed Monthly Payment; (v) Minimum Guaranty Payment Advances; and (vi) disbursements required pursuant to Section
5.5 hereof. Upon the termination of this Management Agreement and so long as:
(a) any amounts remain owing to Lakes hereunder or with respect to any related Transaction Document, and (b) the Project shall continue in operation pursuant to the terms of Section 6.4 hereof, then Lakes shall continue to permit transfers from the Dominion Account to the Project Accounts for payment of the amounts described above, but shall specifically exclude any Costs of Gaming Operations or Costs of Ancillary Operations otherwise payable to Iowa Corp or any of its Affiliates with the exception of reasonable gaming license fees and any costs or expense associated with the provision of reasonable supplies and/or services provided by Iowa Corp to the Project.

          (c) Surplus funds deposited in the Dominion Account and the Project Accounts may be invested by Lakes in the following permitted investments: (i) a money market mutual fund registered under the Investment Company Act of 1940 that invests exclusively in (1) marketable direct obligations issued or unconditionally guaranteed by the United State Government or issued by an agency thereof and backed by the full faith and credit of the United States, (2) commercial paper having, at the time of acquisition, a rating of A-1 or P-1 or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively; or (ii) other investments as may be directed by Lakes with the prior written consent of Iowa Corp.

     2.9 Enforcement of Rights.

          (a) During the term of this Management Agreement, except as otherwise provided in Section 2.9 (b) herein, Iowa Corp and Lakes shall mutually agree with respect to the handling of the defense, prosecution or settlement of civil disputes with third parties relating to gaming and other management activities conducted or contracts executed by Lakes, as agent for Iowa Corp. The parties will assist and cooperate with each other with respect to such third-party claims and disputes. All uninsured liabilities incurred or expenses incurred by Iowa Corp and Lakes or any of the employees, officers or directors of any party in defending such claims by third parties or prosecuting claims against third parties shall be considered either Costs of Gaming Operation or Costs of Ancillary Operations, depending upon the circumstances and nature of the claim, except with respect to claims and liabilities resulting from criminal misconduct, which shall be governed by Article 7 herein.

          (b) All claims brought against Iowa Corp or Lakes or any of the employees, officers or directors of any party arising out of or relating to gaming or other ancillary operations conducted pursuant to this Management Agreement that may be settled and released for a total settlement amount of less than $100,000 may be paid and settled by Lakes on behalf of Iowa Corp and/or Lakes in accordance with Lakes' good faith business judgment.

     2.10 Fire and Safety Services. Lakes, through the Project's general manager, shall be responsible for obtaining adequate coverage for fire and safety services and may, in its discretion, have such services provided on a contractual basis by the local fire and police departments. The costs of any fire and safety protection services shall be appropriately allocated between Costs of Gaming Operation and Costs of Ancillary Operations, and, if provided by a department of the Iowa Tribe, shall not exceed the actual cost of providing such services.

     2.11 Timely Payment of Costs of Gaming Operations and Costs of Ancillary Operations. Lakes shall be responsible for paying Costs of Gaming Operation and Costs of Ancillary Operations on behalf of the Project from the bank account(s) established pursuant to Section 2.8 herein so as to avoid any late-payment penalties, except those incurred as a result of good faith payment disputes) to the extent funds of the Project are available; provided, however, that payment of all such costs (and taxes or similar payments arising from Project operations) shall be solely the legal responsibility of the Project.

     2.12 Acquisition of Gaming and Other Equipment.

          (a) All gaming equipment shall be acquired by Lakes, as agent for Iowa Corp, on behalf of the Project from Gaming Commission licensed distributors and manufacturers.

          (b) All acquisitions of new equipment after the public opening of the Project Facilities shall be purchased by Lakes as agent for Iowa Corp on behalf of the Project on a cash on delivery basis, unless otherwise agreed by Iowa Corp.

     2.13 Hours of Operation. Unless otherwise agreed by the parties, the Project Facilities shall be operated seven days per week and twenty-four hours per day, subject to any restrictions in the IGRA, the Gaming Ordinance and a Tribal-State Compact.

     2.14 Access to Operations. Lakes, through the Project's general manager, shall provide immediate access by appropriate officials of the Gaming Commission and Iowa Corp's designated representative to the gaming operation, including all books and records in addition to those listed in the access requirements set forth in Sections 2.6 and 2.7 herein.

     2.15 Increased Public Safety Services. The parties agree that increased actual costs of law enforcement and police protection services required as a result of Class II and/or Class III Gaming in the Gaming Facility shall be paid as Costs of Gaming Operation.

     2.16 Advertising. Lakes, through the Project's general manager, shall contract for and place advertising, subject to prior approval of the general concepts of the advertising by Iowa Corp. Advertising costs will be included in the operating budgets prepared in accordance with

Article 5 herein.

     2.17 Certain Meetings. The parties agree that, to facilitate oversight of the activities conducted pursuant to this Management Agreement and to maintain communication generally between the individuals who will be involved in supervising those activities, Iowa Corp or its designated representative and the Lakes' principal individuals will meet at least monthly to review operations of the Project Facilities and any current issues pertaining thereto.

     2.18 Maintenance. Lakes, through the Project's general manager, will cause the Project Facilities to be repaired and maintained and operated in a clean, good and orderly condition. Repairs and maintenance will be paid as Costs of Gaming Operation if related to the gaming operations of the Project, or as Costs of Ancillary Operation if related to the other ancillary operations of the Project.

     2.19 Term. Notwithstanding the date of signature of the parties hereto, this Management Agreement shall become effective automatically (without need of amendment, ratification or other action of the parties) upon written approval of the Gaming Ordinance and this Management Agreement by the Chairman of the National Indian Gaming Commission. The Commencement Date shall be the first day upon which Lakes may legally manage the Gaming Facility's gaming operations under IGRA. Unless sooner terminated as provided herein, this Management Agreement shall, subject to Legal Requirements, continue for a term of seven (7) years from the Commencement Date, provided however that the Notes and Security Provisions, including without limitation, each of (a) the Security Agreement, Dominion Account Agreement, Indemnity Agreement and the UCC Financing Statements, and (b) sections 2.8 and Article 7 hereof shall each survive and remain effective until terminated under Article 6 hereof and the amounts owing to Lakes or its Affiliate by Iowa Corp under this Management Agreement and related Transaction Documents have been paid in full.

     2.20 Iowa Corp Representatives. Iowa Corp hereby acknowledges and agrees that to the extent any authorization, consent or other approval of the Iowa Corp is required under this Management Agreement or any related Transaction Documents and Iowa Corp shall provide to Lakes a resolution naming any individual or individuals authorized to represent Iowa Corp for purposes or for the purpose of the operation and performance of this Management Agreement and related Transaction Documents, then Lakes shall be entitled to rely on all decisions, authorizations, consents, and approvals provided by such individual or individuals, as applicable, until such time as Iowa Corp shall deliver to Lakes an additional resolution revoking or otherwise modifying such authority.

     2.21 Gaming Facility Site. Iowa Corp and Lakes mutually agreed that the site to be used for the Gaming Facility ("Gaming Facility Site") shall be those lands described on attached EXHIBIT A, (which is land upon which Class II and/or Class III Gaming may legally be conducted under IGRA and the Tribal-State Compact).

     2.22 Scope of Project. The scope of the Project subject to this Management Agreement shall be subject to the mutual approval of the parties. It is contemplated the scope of the Project will be substantially as described on the Scope of Project Description Sheet dated January 27, 2005, subject to such changes as may be necessary or appropriate taking into account competitive conditions, financing and other circumstances. The parties understand that market, Tribal-State Compact, governmental or other conditions may change and it may be necessary to expand or decrease the scope of the Project.

     2.23 Non-Encumbering Assets. Iowa Corp and the Iowa Tribe agree not to encumber any of the assets of the Project Facilities or the Project without the written consent of Lakes, which consent will not be unreasonably withheld; except that Iowa Corp shall have the right without the consent of Lakes to grant security interests in the Project's revenues which are subordinate to Lakes' interests under this Management Agreement and all related Transaction Documents pursuant to a subordination agreement in form and substance acceptable to Lakes. Iowa Corp and the Iowa Tribe agree to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration as to Lakes in connection with this Management Agreement and any related Transaction Documents, as provided in the Resolutions of Limited Waiver.

                                    ARTICLE 3
                                PERSONNEL MATTERS

     3.1 Employees. All employees involved with operation of the Gaming Facility's Class II and/or Class III Gaming activities and related ancillary activities throughout the Project Facilities subject to management by Lakes under this Management Agreement shall be employees of Iowa Corp. Subject to the applicable requirements in the Tribal-State Compact, the employment relationship shall be governed by Iowa Tribe substantive law and any applicable federal law, subject to the Iowa Tribe's reasonable Indian preference policies, and all matters will be subject to dispute resolution procedures in the manner described in this Management Agreement. Lakes, on behalf of the Project, shall be solely responsible for the hiring, training, promoting, and firing of all such employees except for the general manager as agreed to by Iowa Corp and Lakes, whose employment, advancement and termination shall be subject to approval of Iowa Corp, such approval not to be unreasonably withheld. Lakes shall develop a policy and procedure in conjunction with Iowa Corp, to implement an executive development program for employees who are members of the Iowa Tribe whereby members will be prepared through training and education to assume key management positions within the gaming and ancillary operations of the Project. All salaries, wages, employee insurance, worker compensation premiums, employment taxes, government exactions of any kind related to employment, benefits, and overhead related to the hiring, supervising, and discharge of employees, will be Costs of Gaming Operations or Costs of Ancillary Operations, as appropriate.

     3.2 Project Employee Policies. Lakes, through the Project's general manager, shall prepare a draft of personnel policies and procedures (the "Project Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to approval by Iowa Corp. The Project Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the Project employees, which will include procedures for the resolution of disputes between the Project and Project employees. At a minimum, the Project Employee Policies shall provide for an employee grievance process which provides the following:

     A written "Board of Review" process will be created by the Project's general manager to provide Project employees with a procedure for bringing work related issues to the attention of Project management so they may be promptly and permanently resolved in a fair and equitable manner. The Board of Review process will be available to all Project employees except: (1) employees at the director level and above, and (2) employees discharged for actions involving violations of tribal gaming regulations or law, or federal, state, or local law. Project employees will be eligible to use the Board of Review process if they have: (a) completed thirty (30) work shifts, and progressed through the chain of command in their home department in the Project, (b) brought the work related issue to the attention of the Project's human resources department, and (c) completed a Board of Review hearing request form within the allotted time frame. The Project's human resources department shall be responsible for selecting hearing panel members as outlined in written procedures to be adopted. The Board of Review will be empowered to make the full range of decisions available and appropriate (i.e. providing back pay and an apology to the employee, or upholding the employee's discharge). The Board of Review's decision on the work related issue will final and binding, and there will be no appeal beyond the Board of Review.

Lakes, through the Project's general manager, shall be responsible for administering the Project Employee Policies. Any material revisions to the Project Employee Policies shall not be effective unless they are approved by Iowa Corp. All such actions shall comply with applicable tribal law, subject to the applicable requirements in a Tribal-State Compact.

     3.3 Employee Background Checks. A background investigation shall be conducted by the Gaming Commission in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Class II and/or Class III Gaming, or to the gaming licenses of Lakes or the Project, or to create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of Project gaming activities, shall knowingly be employed by the Project or Iowa Corp. The background investigation procedures employed by the Gaming Commission shall be formulated in consultation with Lakes and shall satisfy all regulatory requirements independently applicable to Lakes; provided, however, that this provision shall not be deemed to limit or impair the exclusive authority of the Gaming Commission pursuant to the Gaming Ordinance or the exercise of its discretion thereunder. Any cost associated with obtaining such background investigations shall constitute Costs of Gaming Operation.

     3.4 Iowa Tribe and Indian Preference. Lakes, through the Project's general manager, shall adhere in regard to recruitment, employment, reduction in force, promotion, training and related employment actions to a publicly announced policy and practice of Iowa Tribe Preference and/or any publicly announced policy of Indian preference, both of which must be reasonably promulgated by the Iowa Tribe.

     3.5 Conflict of Interest.

          (a) Lakes covenants that it will not unduly interfere with, or attempt to influence the internal affairs or government decisions of the Iowa Tribe or any of its Affiliates for its gain or advantage.

          (b) Lakes hereby certifies that no payments have been made or will be made in the future by Lakes to any tribal official, relative of any tribal official or government employee for the purpose of obtaining any special privilege, gain, advantage or consideration for Lakes in connection with this Management Agreement, except for the fees payable to the Gaming Commission and amounts payable to Iowa Corp pursuant to this Management Agreement. However, nothing in this provision shall prohibit Lakes from making contributions to community organizations within the Iowa Tribe or to the Iowa Tribe for the purpose of funding community activities.

          (c) No member of the Gaming Commission, or any Iowa Tribe tribal court official may be employed by Lakes or be a "Party in Interest" as defined in
Section 8.1 (a) herein with respect to this Management Agreement or a gaming equipment agreement or have any direct or indirect financial interest in the gaming to be operated pursuant to this Management Agreement. tribal officials shall not be eligible for employment at the Project Facilities and Project, but will be eligible to enter into contracts for the provision of goods or services for the Project Facilities and Project.

          (d) Lakes further agrees to comply with all conflict of interest rules set forth in regulations or ordinances of the Iowa Tribe.

     3.6 Participation in Tribal Functions. Lakes acknowledges that personnel who are members of the Iowa Tribe have cultural and religious responsibilities to perform in regard to tribal rituals and similar activities. Lakes, through the Project's general manager, will schedule working hours and take other actions, with the assistance and advice of Iowa Corp, to accommodate tribal members in performing these responsibilities without affecting their employment status or position.

                                    ARTICLE 4
                                    INSURANCE

     4.1 Duty to Maintain. Lakes, acting as agent of Iowa Corp, shall maintain during the course of this Management Agreement, appropriately allocated as a Cost of Gaming Operation or a

Cost of Ancillary Operations, insurance coverages in forms and amounts that will adequately protect Iowa Corp and Lakes, but in no case less than the amounts set forth in this Article, or as required by a Tribal-State Compact.

     4.2 Workers' Compensation. Lakes, acting as agent of Iowa Corp, shall maintain adequate workers' compensation insurance in accordance with all applicable laws, including employer's liability insurance, in the amounts agreed to by the Lakes and Iowa Corp, or as required by the Tribal-State Compact.

     4.3 Commercial General Liability. Lakes, acting as agent of Iowa Corp, shall purchase on Iowa Corp's behalf and maintain commercial general liability insurance covering operations of the Project, including blanket contractual liability coverage, broad form property liability coverage, and personal injury coverage in the amount of $1,000,000 per person/$3,000,000 per occurrence for bodily injury and $1,000,000 per person/$3,000,000 per occurrence for property damage, or as required by the Tribal-State Compact or the Gaming Commission.

     4.4 Automobile. Lakes, acting as agent of Iowa Corp, shall maintain comprehensive automobile liability insurance covering operations of the Project, including all owned, hired and non-owned automobiles, trucks, buses, trailers, motorcycles or other equipment licensed for highway use with limits and coverage approved by Lakes and Iowa Corp.

     4.5 Iowa Corp and Lakes to be Insured. Insurance set forth in Sections 4.3 and 4.4 hereof shall name Iowa Corp and Lakes as insureds, and such policies shall be endorsed to prohibit the insurer from raising tribal sovereign immunity as a defense to the payment of claim by the insurer.

     4.6 Property Insurance. Lakes shall also, acting a agent for Iowa Corp, procure replacement value all-risk casualty and extended hazard insurance in appropriate coverage amounts which shall insure the Project Facilities and any fixtures, improvements and contents located therein against lost or damage by fire, theft and vandalism. Such casualty insurance policy or policies shall name Iowa Corp, Lakes, and the Project Facilities as insureds. All such casualty insurance proceeds shall be applied to the immediate replacement of the applicable Project Facilities' part or fixture, improvements or contents therein unless the parties agree otherwise. Subject to the terms of Sections 6.4 and 6.6 hereof, any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Project assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds (except business interruption insurance proceeds) shall be excluded from Net Total Revenues for purposes of calculating the management compensation of Lakes under Section 5.5(b) hereof.

     4.7 Fidelity Bond. Lakes, acting as agent of Iowa Corp, shall maintain fidelity bonds on Project employees and in such amounts as Lakes and Iowa Corp shall deem reasonable.

     4.8 Unemployment Insurance. Lakes, acting as agent for Iowa Corp, shall maintain adequate unemployment compensation/disability insurance with respect to the Project employees in compliance with the Tribal-State Compact, if applicable.

     4.9 Evidence of Insurance. From time to time as reasonably requested by Iowa Corp, Lakes shall supply to Iowa Corp and any necessary Governmental Authorities copies of the insurance policies applicable to the Project Facilities or Project operations as required by this Article.

     4.10 Insurance Proceeds. Subject to the terms of Sections 6.4 and 6.6 hereof, any insurance proceeds received with respect to the Project, except as provided in Section 4.6 hereof, shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided, however, that if there is any insurance recovery for a claim related to the operation of the Project for which either Iowa Corp or Lakes has previously paid from its own separate funds, then, to the extent of amounts paid by either of such parties, the insurance proceeds will be paid over to them and the balance shall be deposited into the Dominion Account as above.

                                    ARTICLE 5
                     BUDGETS, COMPENSATION AND REIMBURSEMENT

     5.1 Projections and Budgets.

          (a) The parties shall use their best efforts to project expected revenues and expenses for the first three (3) years of Lakes' operation of the Project, and the projections, as described in the business plan to be submitted to the NIGC with this Management Agreement, represent the parties' mutual expectations.

          (b) Lakes shall prepare an initial operating budget for the first Fiscal Year of Project operations under its management pursuant to this Management Agreement and submit the same to Iowa Corp for approval by Iowa Corp prior to the Commencement Date. Annual operating budgets shall be submitted by Lakes to Iowa Corp thereafter by no later than thirty (30) days prior to the commencement of the next Fiscal Year. The proposed initial operating budget and each subsequent annual operating budget shall be subject to approval or disapproval within thirty (30) days of submission to Iowa Corp, such approval not to be unreasonably withheld. Iowa Corp may approve or disapprove of any item on such proposed budget. The parties recognize that mutually agreeable adjustments may be made to previously approved operating budgets from time to time during any Fiscal Year, to reflect the impact of unforeseen circumstances, financial constraints, or other events. Lakes agrees to keep Iowa Corp informed regarding any items of revenue or expense that are reasonably anticipated to cause a material change to the operating budget previously approved by Iowa Corp. Lakes shall operate the Project and make expenditures in connection therewith in accordance with such approved operating budget. In the event Iowa Corp and Lakes are unable to resolve any disputed portions of the proposed operating budget before commencement of the Fiscal Year, the undisputed portions of the operating budget shall be deemed adopted and approved, and those line items in dispute shall be determined by increasing the preceding Fiscal Year's actual expense for the corresponding line items by an amount determined by Lakes which does not exceed the increase in the Consumer Price Index for All Urban Consumers published by the U.S. Bureau of Labor Statistics, U.S. City Average, all items (1997-98=100), or any successor or replacement index thereto, for the Fiscal Year prior to the Fiscal Year with respect to which adjustment to the line item(s) is being calculated. The resulting adjusted operating budget shall be deemed to be in effect for that Fiscal Year until such time as Iowa Corp and Lakes have resolved the disputed items.

          (c) Lakes shall prepare an annual capital expenditure budget and submit such budget to Iowa Corp for approval by Iowa Corp prior to the Commencement Date. Annual capital expenditure budgets shall be submitted by Lakes to Iowa Corp thereafter by no later than thirty (30) days prior to the commencement of each succeeding Fiscal Year. The proposed capital expenditure budgets shall be subject to approval or disapproval within thirty (30) days of submission to Iowa Corp for approval, such approval not to be unreasonably withheld. Iowa Corp may approve or disapprove of any item on such proposed budget. The parties recognize that mutually agreeable adjustments may be made to previously approved capital expenditure budgets from time to time during any budget year, to reflect the impact of unforeseen circumstances, financial constraints, or other events. Lakes agrees to keep Iowa Corp informed and obtain Iowa Corp's approval regarding any projects or expenditures that are reasonably anticipated to cause a material change to the capital expenditure budget previously approved by Iowa Corp. Lakes shall make capital expenditures in accordance with such approved capital expenditure budget.

     5.2 Intentionally omitted.

     5.3 Minimum Guaranteed Monthly Payments.

          (a) During the term of this Management Agreement, provided that the Commencement Date has occurred, the Project shall, subject to the provisions of
Section 5.3(b) below, pay Iowa Corp the sum of _____________ Dollars ($_________) per month (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the term of the Management Agreement. The Minimum Guaranteed Monthly Payment shall be payable to Iowa Corp in arrears on the twentieth (20th) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Operating Note, any obligations to repay funding provided by any third party lender in connection with financing the development, construction equipping of the Project Facilities, and payment of Lakes' compensation. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month. The Minimum Guaranteed Monthly Payment shall be prorated if gaming is conducted at the Gaming Facility for any other partial months.

          (b) Minimum Guaranteed Monthly Payments shall be deducted from any disbursements of Net Total Revenues received by Iowa Corp under Section 5.5 hereof in any given month; provided, however, that if the Net Total Revenues in a given month are less than $_______, Lakes shall advance the funds necessary to compensate for the deficiency from its own funds (the "Minimum Guaranteed Payment Advances", which advances shall not accrue interest but shall be evidenced by an Operating Note in a form agreed to by Iowa Corp and Lakes), and provided further that the Minimum Guaranteed Monthly Payments shall be reduced to $_________ per month for the remaining months in a Fiscal Year after Iowa Corp has received in such Fiscal Year Total Net Revenue distributions of $________. Lakes shall be entitled to recoup any Minimum Guaranteed Payment Advances made under this subsection from the Net Total Revenues of the Project in succeeding months during the term hereof, as provided in Section 5.5 hereof (and any amounts outstanding on account of Minimum Guaranteed Payment Advances at the end of the term of this Management Agreement shall be immediately due and payable by Iowa Corp). In no event shall this recoupment payment for Minimum Guaranteed Payment Advances result in Iowa Corp receiving less than its Minimum Guaranteed Monthly Payment in any month, and in no event shall Lakes be allowed or entitled to interest on any Minimum Guaranteed Payment Advances. Minimum Guaranteed Monthly Payments shall be prorated with respect to any months (or portions thereof) that Class II Gaming or Class III Gaming is suspended or terminated at the Gaming Facility, and no Minimum Guaranteed Monthly Payments shall be required with respect to any months that no Class II Gaming or Class III Gaming is conducted at the Gaming Facility or accrue subsequent to termination of this Management Agreement.

          (c) Any obligations owing by Iowa Corp under the Operating Note shall be repaid solely as a Limited Recourse obligation of Iowa Corp without any other liability or guarantee on the part of Iowa Corp. Except for the Minimum Guaranteed Monthly Payment to Iowa Corp, repayment of the Operating Note obligations shall have first priority on any Net Gaming and Net Ancillary Revenues generated by the Project. Iowa Corp agrees to grant to Lakes a first priority and perfected security interest, including a Dominion Account arrangement pursuant to the Dominion Account Agreement (in a form consistent with the terms of this Management Agreement), on any Net Gaming and Net Ancillary Revenues of the Project in order to secure repayment of the Operating Note, and such Operating Note shall also be secured on a first priority and perfected basis by any Furnishings and Equipment pursuant to the Security Agreement and by first priority liens in the additional recourse assets described in the definition of "Limited Recourse."

     5.4 Daily and Monthly Statements. Lakes shall furnish to Iowa Corp's designated representative financial statements identifying for each day the Gross Gaming Revenues attributable to the Enterprise's Class II and/or Class III Gaming on each day that such reports are normally available. Within fifteen (15) days after the end of each calendar month, Lakes shall provide verifiable financial statements in accordance with GAAP to Iowa Corp and the Gaming Commission covering the preceding month's operations of the Enterprise, including operating statements, balance sheets, income statements and statements reflecting the amounts computed to be distributed in accordance with Section 5.5 hereof.

     5.5 Distribution of Net Total Revenues.

          (a) All Net Total Revenues shall be disbursed on a monthly basis as set forth below, paid on the twentieth day of each calendar month for the preceding month. Such Net Total Revenues shall be disbursed from the Project Bank Account(s) to the extent available for payment of the following accounts in the following order of priority:

          (i) The Minimum Guaranteed Monthly Payment described in Section 5.3 hereof;

          (ii) All outstanding Minimum Guaranteed Payment Advances and Working Capital Advances (and accrued interest thereon) or any other amounts owing to Lakes under the Operating Note;

          (iii) Current principal, interest and any other payments due on any obligations to repay funding provided by any third party lender in connection with financing the development, construction, and equipping of the Project Facilities,

          (iv) Management compensation due Lakes under Section 5.5(b) below; provide that if the distribution under this subsection in any month is insufficient to fund such payment in full, the unpaid amount shall be deferred and paid under subsection (vi) below;

          (v) Any amounts deferred (including interest on any deferred management compensation which interest shall accrue, from the date the management compensation is deferred, at the greater of the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) plus two percent (2%) or the same rate for the financing provided by any third party lender for the development, construction and equipping of the Project Facilities) under subsections (ii), (iii), (and (iv) above;

          (vi) Any monthly capital replacement or other reserve contributions which have been created with the written approval of the Lakes and Iowa Corp;

          (vii) Any indemnification or other obligations then owing by Iowa Corp to Lakes under any Transaction Document and not paid as Costs of Gaming Operations or Costs of Ancillary Operations (provided Lakes has provided written notice to Iowa Corp that above amounts are owed under the Transaction Documents, and Iowa Corp has not disputed the same or such amounts have been determined to be owing through an arbitration proceeding under Article 10 hereof); and

          (viii) All remaining Net Total Revenues shall be disbursed to Iowa

               Corp at the same time the management compensation is paid to Lakes, subject to the rights of the Lakes under the Dominion Account Agreement upon the occurrence of a Material Breach by Iowa Corp or pursuant to the terms of the Operating Note.

          (b) As compensation for Lakes' management services hereunder, once Net Total Revenues from the Project exceed four million dollars ($4,000,000) for each twelve (12) month period following the Commencement Date, Lakes shall receive thirty percent (30%) of Net Total Revenues for the prior calendar month less any amounts due to a Lakes' Affiliate for any consulting fees earned that month in connection with the Project Facilities under any contract between Iowa Corp and the Lakes Affiliate still in effect at that time, for so long as this Management Agreement shall remain in effect during the term hereof and as provided for in this Management Agreement. Any amounts owing to Lakes hereunder shall be Limited Recourse obligations of the Tribe and shall be subject to the security provisions described in Section 5.3(c) hereof, including the Dominion Account Agreement and Security Agreement.

          (c) Lakes, on behalf of the Project, is responsible for making the Net Total Revenues disbursements to the appropriate party.

     5.6 Annual Audit. With respect to each Fiscal Year, Iowa Corp shall cause an audit to be conducted by an independent certified public accountant from a Big Five accounting firm with more than five (5) years experience in audits of gaming resort operations selected and approved by Iowa Corp, and on or before one hundred twenty (120) days after the end of such year, such accounting firm shall issue a report with financial statements in accordance with GAAP with respect to the preceding Fiscal Year (or portion of the year in the case of the first year) operations of the Project, including operating statements, balance sheets, income statements and statements reflecting the amounts computed to be distributed in accordance with Section 5.5 hereof, such report to be approved at an annual meeting to be held at a location mutually agreed upon by the parties. In addition, upon termination of this Management Agreement in accordance with its terms, such accounting firm shall conduct an audit, and on or before ninety
(90) days after the termination date, shall issue a report setting forth the same information as is required in the annual report, in each case with respect to the portion of the Fiscal Year ending on the termination date. If the Net Total Revenues or other amounts paid to Iowa Corp or Lakes in accordance with
Section 5.5 above for the relevant period are different from the amount which should have been paid to such party based on the report prepared by the accounting firm and based upon the provisions of this Management Agreement, then to the extent either party received an overpayment, it shall repay and deposit the amount of such overpayment into the bank account referenced in Section 2.8
(a) hereof within twenty-five (25) days of the receipt by such party of the accountant's report, and to the extent either party received an underpayment, it shall receive a distribution from the bank account referenced in Section 2.8 (a) hereof of the amount of such underpayment within ten (10) days of the receipt by such party of the accountant's report. Lakes may make adjustment to future payments to correct a discrepancy if required distributions are not made.

     5.7 Advances for Working Capital. Where amounts in bank accounts established pursuant to Section 2.8 hereof are insufficient to meet Costs of Gaming Operation or Costs of Ancillary Operation, during the first six (6) months after the Commencement Date, Lakes shall advance monies to the Project sufficient to meet Costs of Gaming Operations and Costs of Ancillary Operations. Thereafter, Iowa Corp shall advance such monies to the Project sufficient to meet Costs of Gaming Operations and Costs of Ancillary Operations. If Lakes makes any advances hereunder ("Working Capital Advances", which advances shall be evidenced by an Operating Note substantially in a form to be agreed to by Iowa Corp and Lakes and shall accrue interest, from the date the advances are made, at the greater of the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) plus two percent (2%) or the same rate for the financing provided by any third party lender for the development, construction and equipping of the Project Facilities), Lakes shall be repaid as provided in
Section 5.5 hereof (and any amounts outstanding on account of Working Capital Advances at the end of the term of this Management Agreement shall be immediately due and payable by Iowa Corp). Any Working Capital Advances shall be Limited Recourse obligations of Iowa Corp and shall be subject to the security provisions described in Section 5.3(c) hereof, including the Dominion Account Agreement and Security Agreement. Any advances made by Iowa Corp hereunder shall accrue interest at the same rate as applies to Working Capital Advances made by Lakes.

     5.8 Development and Construction Cost Repayment. The maximum dollar amount for repayment of development and construction costs for the Project Facilities shall be zero dollars ($0). Subject to any applicable Legal Requirements, the parties may increase the maximum repayment amount by mutual written agreement.

                                    ARTICLE 6
                           TERMINATION/MATERIAL BREACH

     6.1 Termination for Cause. Subject to the provisions of Section 8.2, either party may terminate this Management Agreement if the other party commits or allows to be committed a Material Breach (as hereinafter defined) of this Management Agreement and fails to cure such breach within thirty (30) calendar days after receipt of a written notice from the non-breaching party identifying the nature of the Material Breach in specific detail and its intention to terminate this Management Agreement; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as the breaching party shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days, and provided further that Lakes shall not be entitled to an extension of such thirty-day cure period in the event of theft, embezzlement or willful misconduct with respect to the handling of money or other property. Termination is not an exclusive remedy for claims of a Material Breach, and the parties shall be entitled to other rights and remedies as may be available pursuant to the terms hereof or under applicable law. For purposes of this Management Agreement, a "Material Breach" is any of the following circumstances: (i) failure of Lakes to provide Iowa Corp with the monthly Minimum Guaranteed Monthly Payments pursuant to Section 5.3 hereof, unless suspended pursuant to the terms of Sections 5.3(b) or 6.4(a) hereof; (ii) material failure of either party to perform a material obligation hereunder, or any document or agreement related hereto for reasons not excused under Section
9.6 hereof (Force Majeure); (iii) if any of Lakes' employees commits theft, embezzlement or crime of moral turpitude and if, after knowledge of such act or, if disputed, after determination by arbitration under Article 10, Lakes does not remove such employee from connection with Class II and/or Class III Gaming operations of the Project; (iv) default under this Management Agreement or the Operating Note, or any document or agreement related hereto or thereto, and any default by the Iowa Tribe under that certain Tribal Agreement dated January 27, 2005 executed in favor of Lakes; or (v) any representation or warranty made pursuant to Section 9.11 or 9.12 hereof proves to be knowingly false or erroneous in any material way when made or shall fail to be true and correct in all material respect at any time during the term of this Management Agreement. Any final notice of termination hereunder shall be in writing detailing the reason the party considers the Material Breach not to be cured and must be delivered to the other party before such termination becomes effective.

     6.2 Mutual Consent. This Management Agreement may be terminated at any time upon the mutual written consent and approval of the parties.

     6.3 Involuntary Termination Due to Changes in Law or Tribal-State Compact. The parties hereby agree to use their best efforts to conduct Class II and/or Class III Gaming activities in accordance with this Management Agreement and to ensure that such activities and this Management Agreement conform to and comply with all applicable laws and a Tribal-State Compact. Iowa Corp and the Iowa Tribe agree that, except as may be required by federal law, neither Iowa Corp nor the Iowa Tribe will enact or pass any new ordinances subsequent to the execution of this Management Agreement that would materially impair the rights of Lakes under this Management Agreement. The Iowa Tribe and Iowa Corp covenant and affirmatively state that neither Iowa Corp nor the Iowa Tribe has or will impose any tax, fee or assessment on Lakes, the Project or its Project Facilities, this Management Agreement, the Operating Note and any related security documents and instruments described herein other than the fees and assessments described in "Costs of Gaming Operation." In the event of any change in state or federal laws that results in a final determination by the Secretary, the National Indian Gaming Commission, or a court of competent jurisdiction that this Management Agreement is unlawful, Iowa Corp, the Iowa Tribe and Lakes shall use their respective good faith best efforts to amend this Management Agreement in a mutually satisfactory manner which will comply with the change in applicable laws and not materially change the rights, duties and obligations of the parties hereunder. In the event such amendment can not be legally effected following exhaustion of all such good faith best efforts (including the lapse of all legal proceedings and appeal periods without favorable results) performance of this Management Agreement shall be automatically suspended effective upon the date that performance of this Management Agreement becomes unlawful by such final determination, and either party shall have the right to terminate such suspended Management Agreement (except the Notes and Security Provisions, as defined in Section 6.4 (b)) upon written notice to the other party.

     6.4 Other Rights upon Material Breach; Ownership of Assets and Repayment of Obligations on Termination.

          (a) Upon the occurrence of any Material Breach or upon the occurrence of any event or circumstance which with the giving of notice or the passage of time or both would constitute a Material Breach, Lakes may suspend its obligation to make any Minimum Guaranteed Payment Advances, until such time as the default has been cured. Upon the occurrence of any Material Breach, Lakes may suspend its obligation to make any Working Capital Advances until such time as the Material Breach has been cured.

          (b) Upon termination, except in connection with Lakes' security interests in the Net Total Revenues of the Project pursuant to Iowa Corp and the Iowa Tribe's Limited Recourse obligations under the Transaction Documents (if not yet satisfied), or any other security interests or liens in any Furnishings and Equipment and other collateral described in the Transaction Documents, Iowa Corp will retain full ownership of the Project Facilities, Plans and Specifications therefor, and the Project and its assets; and Lakes will have no rights to the Project and its assets or the Project Facilities (or any equipment, books and records, materials or furnishings therein that were purchased with Costs of Gaming Operations or Costs of Ancillary Operations) except as to the security interests and liens recited above or as may be established otherwise by a proceeding pursuant to Article 10 hereof. In the event of any termination (whether voluntary or involuntary), Iowa Corp shall continue to have the obligation to pay unpaid principal and interest and other amounts due under this Management Agreement, the Operating Note or any Transaction Document executed in connection herewith, together with any unpaid compensation owed to Lakes under Section 5.5(b) hereof (if not yet satisfied), each of which shall become due and payable on such termination date. Any and all obligations and provisions contained in this Management Agreement concerning indemnity obligations or repayment of the Operating Note, and the security therefore, including the Security Agreement and Dominion Account Agreement, together with any unpaid compensation owed to Lakes under Section 5.5(b) hereof and any other amounts owing to Lakes under this Management Agreement or any other Transaction Documents and the terms and provisions set forth in Articles 9 and 10 hereof excluding Sections 9.21 and 9.22 (collectively, the "Notes and Security Provisions"), shall survive termination of this Management Agreement. In the event of termination for any reason, and subject to its rights under the dispute resolution provisions under Article 10 herein, Lakes shall cooperate with Iowa Corp in the orderly transition of management of the Project, and shall provide Iowa Corp or its designee with any and all books, records, documents, contracts, and all other information relating to the Project Facilities or the Project, whether such information shall be in electronic, hard copy or any other form. If at the time of termination Iowa Corp's obligations under the Transaction Documents remain unsatisfied in full, then Iowa Corp may either pay the obligations in full, or to the extent economically feasible (as hereinafter defined), Iowa Corp agrees to continue to operate and maintain the Project Facilities in accordance with reasonable industry standards, and as to any portions of the Project Facilities that are no longer economically feasible to operate, Iowa Corp and the Lakes shall conduct an orderly liquidation of such assets and any liquidation proceeds (net of reasonable sale costs) shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such liquidation proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement whether under Section 5.5(b) hereof or otherwise; and Iowa Corp shall keep the Project Facilities and all related assets insured for the coverages and amounts required by this Management Agreement and name Lakes as an additional insured, loss payee and mortgagee, as applicable and provide evidence thereof upon request until all amounts owing to Lakes have been paid in full, and if any portion of the Project assets are damaged by any casualty and it is economically feasible for Iowa Corp to continue to operate such damaged assets, then Iowa Corp shall repair and reconstruct such operations that were damaged and are to be continued, and any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Project assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement whether under Section 5.5(b) hereof or otherwise. As used herein and in Section 6.6(d) hereof, the term "economically feasible" shall mean that the gross revenues derived from any applicable operations is in excess of that needed to pay the Costs of Gaming Operations or Costs of Ancillary Operations, as applicable to the operations in question.

          (c) Subject to the provisions of Section 6.1, in the event of termination of this Management Agreement for any reason prior to the full repayment to Lakes of any amounts owed to it by Iowa Corp under the Transaction Documents, including without limitation, the Operating Note, Iowa Corp shall, as promptly as reasonably possible, appoint a person or entity qualified to manage the Project Facilities and operate the Project (the "Replacement") and use its best efforts to obtain approvals of all required Governmental Authorities for such Replacement, provided the obligation to continue to operate under Section 6.4(b) exists. Iowa Corp agrees to keep full and accurate financial records of operations of the Project by such Replacement and to allow Lakes to audit such records at reasonable times prior to full repayment to Lakes of any amounts owed to it by Iowa Corp under the Transaction Documents, including without limitation, the Operating Note, and that Iowa Corp's compliance with this paragraph shall not preclude the Lakes from exercising any of its other rights and remedies hereunder or any document or agreement related hereto, including, without limitation, rights under the Operating Note and the Dominion Account Agreement.

     6.5 Notice of Termination. In the event of a proposed termination pursuant to this Article, Iowa Corp shall provide notice of the termination to the NIGC or other appropriate Governmental Authorities within ten (10) days after the termination.

     6.6 Cessation of either Class II or Class III Gaming at the Gaming
Facility.

          (a) If, during the term of this Management Agreement, either Class II or Class III Gaming (once legally permitted at the Gaming Facility) cannot be lawfully conducted at the Gaming Facility by reason of the application of any legislation or court or administrative agency order or decree adopted or issued by a governmental entity having the authority to do so, Lakes shall, within sixty (60) days after such legislation, order or decree becomes effective, elect to:

               (i) retain Lakes' interest in this Management Agreement and suspend both Class II and Class III Gaming operations until such date on which both Class II and Class III Gaming at the Gaming Facility becomes lawful (during which period the term of the Management Agreement will be tolled until both Class II and Class III Gaming at the Gaming Facility becomes lawful or the parties mutually agreed otherwise, and the period of cessation shall not be deemed to have been part of the term of the Management Agreement and the term shall be extended by the length of time of the cessation); or

               (ii) retain Lakes' interest in this Management Agreement, suspend Class II and Class III gaming operations until such date on which both Class II and Class III Gaming at the Gaming Facility becomes lawful (during which period the term of the Management Agreement will be tolled until Class III Gaming at the Gaming Facility becomes lawful or the parties mutually agreed otherwise, and the period of cessation shall not be deemed to have been part of the term of the Management Agreement and the term shall be extended by the length of time of the cessation), and with the prior approval of Iowa Corp, which approval shall not be unreasonably withheld, use the Gaming Facility for any other lawful purpose pursuant to a use agreement containing terms reasonably acceptable to Lakes and Iowa Corp; or

               (iii) terminate both Class II and Class III Gaming operations and terminate this Management Agreement.

          Lakes shall give Iowa Corp written notice of Lakes' election within such sixty-day period.

          (b) If Lakes elects to retain its interest in this Management Agreement under Section 6.6 (a)(i) or (ii) above, Lakes shall have the right (but not the obligation) to commence either Class II or Class III Gaming operations within sixty (60) days after the date on which both Class II and Class III Gaming becomes lawful. Lakes may exercise such right by giving Iowa Corp written notice of such exercise within thirty (30) days after the date on which both Class II and Class III Gaming becomes lawful. Any reasonable payment to any third party made during the period during which either Class II or Class III Gaming is unlawful to preserve or eliminate any leasehold or purchase contract rights of the Gaming Facility shall be paid by Lakes from Project funds after mutual approval of Iowa Corp and Lakes as Costs of Gaming Operation or Cost of Ancillary Operations, as applicable, and reimbursed after both Class II and Class III Gaming is recommenced.

          (c) If, during the term of this Management Agreement, the Gaming Facility is damaged by casualty or other occurrence to the extent, as reasonably determined by Lakes, that either Class II or Class III Gaming cannot be conducted at the Gaming Facility, Lakes shall elect to:

               (i) retain Lakes' interest in this Management Agreement pending repair or reconstruction of the Gaming Facility, suspend all gaming operations pending the repair or reconstruction of the Gaming Facility (during which period the term of the

          Management Agreement will be tolled until Class III Gaming can be conducted at the Gaming Facility or the parties mutually agreed otherwise, and the period of cessation shall not be deemed to have been part of the term of the Management Agreement and the term shall be extended by the length of time of the cessation), and arrange for such repair or reconstruction in the manner described in this Section 6.6; or

               (ii) terminate this Management Agreement, such termination to be effective on the sixtieth (60th) day after written notice of termination shall have been delivered to Iowa Corp.

          Lakes shall give Iowa Corp written notice of Lakes' election under subsection within sixty (60) days after such casualty or occurrence.

          (d) If Lakes elects to retain its interest in this Management Agreement under Section 6.6(c)(i) above, Iowa Corp shall be obligated to make such repairs or reconstruction as the Lakes shall reasonably determine should be made to the Project Facilities (to the extent that insurance proceeds are available or as otherwise mutually agreed by Iowa Corp and Lakes), and Lakes shall promptly verify the amount of insurance proceeds available to pay the cost of repair or reconstruction. If the Lakes elects to retain its interests under
Section 6.6(c)(i) above, Lakes is hereby granted the authority to submit, adjust and settle, on behalf of Iowa Corp, all insurance claims associated with the casualty or occurrence; provided, however, that Lakes shall obtain Iowa Corp's prior written consent (which consent shall not be unreasonably withheld) to any settlement. Lakes shall provide copies of all settlement documents to Iowa Corp. If the Lakes does not elect to retain its interest under Section 6.6(c)(i) above and if Iowa Corp's obligations under the Transaction Documents are not yet satisfied, then: (a) Iowa Corp shall have the authority to submit, adjust and settle all insurance claims provided that any final settlement shall be with the prior written consent of Lakes which will not be unreasonably withheld, and Iowa Corp shall provide copies of all settlement documents to the Lakes; (b) to the extent economically feasible (as defined in Section 6.4(b), Iowa Corp shall have the obligation to continue to operate and maintain the Project Facilities and Project in accordance with reasonable industry standards, and as to any portions of the project Facilities and the Enterprise that are no longer economically feasible to operate, Iowa Corp and the Lakes shall conduct an orderly liquidation of such assets and any liquidation proceeds (net of reasonable sale costs) shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such liquidation proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement whether under Section 5.5(b) hereof or otherwise; (c) Iowa Corp shall repair and reconstruct such operations that were damaged and are to be continued; and (d) any excess insurance proceeds that are not used to repair and reconstruct the applicable damaged Project assets shall be deposited into the Dominion Account and disbursed in accordance with the same terms and provisions applicable to Gross Total Revenues, provided however that such excess proceeds shall be excluded from Net Total Revenues for purposes of calculating the management compensation of any Replacement whether under Section 5.5(b) hereof or otherwise.

          (e) If Lakes elects to terminate this Management Agreement under this
Section 6.6, the provisions of Section 6.4 above shall apply.

     6.7 Renewal Option.

          The parties by mutual agreement may decide to renew or extend the term of this Management Agreement. Any such renewal or extension shall only become effective upon approval by the NIGC and appropriate licensing by the Gaming Commission.

     6.8 Buy-out Option.

          Following forty-eight (48) months of continuous operation of the Project's gaming operations by Lakes, Iowa Corp shall have the option to buy out the Lakes' remaining rights under this Management Agreement for an amount equal to the present value, using a discount rate which is the greater of (i) two percent (2%) above the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) or (ii) or the same rate for the financing provided by any third party lender for the development, construction and equipping of the Project Facilities of the Remaining Management Fees (as hereinafter defined). The term "Remaining Management Fees" shall mean the total monthly compensation which would have been payable to Lakes under Section 5.5(b) hereof for the balance of the term of this Agreement, assuming that such monthly compensation would be the average of the compensation paid to Lakes during the most recent operating twelve months prior to such buy out.

     6.9 Cumulative Remedies.

          All rights or remedies of either Iowa Corp, the Iowa Tribe or Lakes under this Management Agreement or any other Transaction Documents shall be cumulative and may be exercised singularly in any order or concurrently, at such party's respective option, and the exerciser or enforcement of any such right or remedy shall neither be a condition to nor bar to the exercise or enforcement of any other right or remedy.

                                    ARTICLE 7
                              RELEASE AND INDEMNITY

     7.1 Third-Party Claims. Except for claims resulting from the other party's own gross negligence or willful or criminal misconduct, neither party shall be entitled to recover from, and expressly releases, the other party, its agents, directors, officers and employees, from or for any third-party damages, claims, causes of action, losses and/or expenses of whatever kind or nature, including attorneys' fees and expenses incurred in defending such claims in connection with the lawful operation of the Project Facilities and Project in accordance with the terms of this Management Agreement; and such claims, damages, losses or expenses shall be considered either Costs of Gaming Operation or Costs of Ancillary Operations, depending on the circumstances and nature of the claim, payable from the bank accounts established pursuant to
Section 2.8(a) hereof.

     7.2 Indemnity from Lakes. Notwithstanding Section 7.1, Lakes shall indemnify and hold Iowa Corp and the Iowa Tribe, their agents, directors, officers and employees, harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees and expenses incurred in defending such claims, resulting from the gross negligence or willful or criminal misconduct of Lakes, its officers and directors in connection with Lakes' performance of this Management Agreement, and no such damages, losses or expenses shall be paid from the bank accounts established pursuant to Section 2.8 (a) hereof, nor shall such losses or expenses be considered Costs of Gaming Operations or Costs of Ancillary Operations.

     7.3 Indemnity from Iowa Corp and the Iowa Tribe. Notwithstanding Section 7.1, Iowa Corp and the Iowa Tribe shall upon request indemnify and hold Lakes, its agents, directors, officers and employees, harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees and expenses incurred in defending such claims, resulting from the gross negligence or willful or criminal misconduct of Iowa Corp or the Iowa Tribe, their officers, directors, or tribal government employees, in connection with the Iowa Corp's or the Iowa Tribe's performance of this Management Agreement, and no such damages, losses or expenses shall be considered Costs of Gaming Operations or Costs of Ancillary Operations.

     7.4 Indemnity Against Unauthorized Debt and Liabilities. The parties expressly agree that neither this Management Agreement nor its performance creates or implies a partnership between the parties or authorizes either party to act as agent for the other except to the extent expressly provided herein. Lakes hereby agrees to indemnify and hold Iowa Corp and the Iowa Tribe harmless from any third-party claims, actions and liabilities, including reasonable attorneys' fees on account of obligations or debts of Lakes that Lakes is not authorized to undertake as agent for Iowa Corp or the Iowa Tribe pursuant to the terms of this Management Agreement. Iowa Corp and the Iowa Tribe likewise agree to indemnify and hold Lakes harmless from any third-party claims, actions and liabilities on account of any of the separate obligations or debts of Iowa Corp or the Iowa Tribe that are not authorized Costs of Gaming Operations or Costs of Ancillary Operations pursuant to this Management Agreement.

     7.5 Indemnity Agreement. In connection with any indemnity obligations hereunder, the parties agree they will comply with the terms and conditions set forth in the Indemnity Agreement in a form agreed to by Iowa Corp, the Iowa Tribe and Lakes.

                                    ARTICLE 8
                               PARTIES IN INTEREST

     8.1 Payment of Fees and Submission of Information for Background Investigations.

     Upon execution of this Management Agreement, Lakes shall pay the fees required by federal and tribal regulations for background investigations for the "Parties in Interest" as defined herein, and it shall submit the information required by this Section in duplicate to the National Indian Gaming Commission and the Gaming Commission and update such information at any time that changes occur in prior submissions so as to allow complete background investigations. In no event shall the cost of background investigations under this Section relating to Gaming Commission regulations exceed $10,000 per individual without the mutual consent of the parties, which consent shall not be unreasonably be withheld.

          (a) As used in this Section 8.1, the term, "Parties in Interest" includes any person or entity with a financial interest in, or having management responsibility for, this Management Agreement or for which background investigations are required by 25 C.F.R. Part 537, and any amendments thereto.

          (b) Lakes shall require sufficient information and identification from each "Party in Interest" to perform a background investigation for the purpose of determining the suitability of such persons for employment in a Class II and/or Class III Gaming operation, including, at a minimum, the information required by the National Indian Gaming Commission as set forth in 25 C.F.R. Part 537.

          (c) Without limiting the foregoing, Lakes shall obtain a current set of fingerprints on each person for whom background investigations are required by the Gaming Commission and the National Indian Gaming Commission, using forms supplied by the National Indian Gaming Commission and/or the Gaming Commission, which shall be referred to the Federal Bureau of Investigation (FBI) Fingerprint Identification Division or other law enforcement agency designated by the Gaming Commission.

          (d) The parties hereby agree that a listing of all "Parties in Interest" as defined in Section 8.1 (a) above shall be submitted to the NIGC. All such "Parties in Interest", as such listing shall be supplemented from time to time, shall be required to furnish the information required by this Section
8.1 prior to obtaining such interest. All necessary Governmental Authorities must approve any change in the "Parties in Interest". Any change of a person listed as a one of the "Parties in Interest" shall not constitute a change in persons with a financial interest in or management responsibility for a management contract.

     8.2 Removal; Divestiture. Should the Gaming Commission or the National Indian Gaming Commission, by agency action, find that any individual with a "direct or indirect financial interest" in this Management Agreement (as defined in 25 C.F.R. Section 502.17, and any amendments thereto) whose prior activities, criminal record, if any, or reputation, habits, and associations pose a threat to the public interest, or the tribal interest, or the effective regulation of gaming, or create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of gaming or the carrying on of related business and financial arrangements, or should such agency revoke the license of such person, and should either agency notify Lakes or Iowa Corp of such finding or revocation, then Lakes shall require such individual to divest his or her interest in this Management Agreement and shall immediately remove such person from all association with gaming operations under this Management Agreement upon receipt of such notice, provided that any individual subject to such removal/divesture shall be permitted to be revested and able to associate with gaming operations in the event the agency action is reversed upon agency administrative or judicial appeal. In addition, if any individual with "direct or indirect financial interest" in this Management Agreement (as defined in 25 C.F.R. Section 502.17, and any amendments thereto): (a) has been or is subsequently convicted of a felony relating to gaming, (b) knowingly or willfully provided materially false statements to Iowa Corp, the Gaming Commission or the National Indian Gaming Commission, or refused to respond to questions from either of such agencies, or (c) attempts to unduly interfere or unduly influence for his or her gain or advantage any decision or process of tribal government relating to Class II and/or Class III Gaming and if Lakes becomes aware of such conflicts or prohibited actions, then Lakes shall notify Iowa Corp of such event and shall immediately take all necessary steps to cause such individual to divest his or her interest in Lakes. Any disputed Gaming Commission action potentially involving removal/divestiture of Lakes is subject to the provisions of Article 10 and other applicable law or regulations.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 Assignment and Subcontractors. The rights and obligations under this Management Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party and without first obtaining prior approval by the National Indian Gaming Commission or the BIA, if applicable, and any other necessary regulatory approvals. However, Iowa Corp reserves the right to assign its rights and obligations under this Management Agreement to a tribally chartered entity that it wholly owns and controls, and the Lakes reserves the right to assign its rights and obligations under this Management Agreement to a wholly owned subsidiary provided that the original Lakes hereunder, or an affiliated entity reasonably satisfactory to Iowa Corp, remains obligated hereunder by means of a guaranty or other accommodation reasonably satisfactory to Iowa Corp, and further provided that Lakes shall have received prior approval from the National Indian Gaming Commission and any other necessary regulatory approvals. Any assigning party engaging in a permitted assignment described above shall and shall cause its assignee to execute and deliver to the other party such assignment and assumption agreements together with evidence of the due authorization, execution, delivery and enforceability of such assignment documents as may be reasonably requested. Other than as expressly provided herein or in Section 9.2 below, any attempted assignment or subcontracting without such consent and approval shall be void. Approval of any assignment or subcontract to any new party must be preceded by a complete background investigation of the new party as required by Section 8.1. Subject to the preceding requirements, this Management Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     9.2 Change of Control in Ownership Interest. Any Change of Control (as defined herein) in Lakes shall require prior written consent of Iowa Corp and be subject to Legal Requirements, or this Management Agreement shall be terminated. For purposes of this Management Agreement, a "Change of Control" means the acquisition by any person or affiliated group of persons not presently members of Lakes of beneficial ownership of 51% or more of membership interest in

Lakes.

     9.3 Notices. Any notice, consent or any other communication permitted or required by this Management Agreement shall be in writing and shall be effective on the date sent and shall be delivered by personal service, via telecopier with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested, and, until written notice of a new address or addresses is given, shall be addressed as follows:

     If to  Iowa Corp:     Iowa Tribe of Oklahoma
                           a federally-chartered corporation
                           RR 1, P.O. Box 721
                           Perkins. OK 74059
                           Attention: Chairman

     With a copy to:       David McCullough, Esq.
                           Doerner, Saundsers, Daniel & Anderson, L.L.P.
                           211 N. Robinson Ave. Suite 501
                           Oklahoma City, OK 73102-7112

     If to the Iowa Tribe: Iowa Tribe of Oklahoma
                           a federally recognized Indian tribe
                           RR 1, P.O. Box 721
                           Perkins. OK 74059
                           Attention: Chairman

     With a copy to:       David McCullough, Esq.
                           Doerner, Saundsers, Daniel & Anderson, L.L.P.
                           211 N. Robinson Ave. Suite 501
                           Oklahoma City, OK 73102-7112

     If to the Lakes:      Lakes Iowa Management, LLC
                           130 Cheshire Lane
                           Minnetonka, MN 55305
                           Attention: Timothy J. Cope

     With a copy to:       Kevin C. Quigley, Esq.
                           Johnson Hamilton Quigley Twait & Foley PLC
                           W1450 First National Bank Building
                           332 Minnesota Street
                           St. Paul, MN 55101-1314

     and                   Brian J. Klein, Esq.

                           Maslon, Edelman, Borman & Brand, LLP
                           3300 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, MN 55402-4140

     Copies of any notices shall be given to the Gaming Commission.

     9.4 Amendments. This Management Agreement may be amended only by written instrument duly executed by all of the parties hereto and with any and all necessary regulatory approvals previously obtained.

     9.5 Counterparts. This Management Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     9.6 Force Majeure. No party shall be in default in performance due hereunder if such failure or performance is due to causes beyond its reasonable control, including acts of God, war, terrorism, fires, floods, or accidents causing damage to or destruction of the Project Facilities or property necessary to operate the Facility, or any other causes, contingencies, or circumstances not subject to its reasonable control which prevent or hinder performance of this Management Agreement; provided, however, that the foregoing shall not excuse any obligations of Iowa Corp or its Affiliates to make monetary payments to Lakes as and when required hereunder or in any related document or agreement.

     9.7 Time is Material. The parties agree that time is of the essence and the time and schedule requirements set forth in this Management Agreement are material terms of this Management Agreement.

     9.8 Further Assurances. The parties hereto agree to do all acts and deliver necessary documents as shall from time to time be reasonably required to carry out the terms and provisions of this Management Agreement.

     9.9 Severability. In the event that any provision of this Management Agreement is, by final order of a court of competent jurisdiction or Government Authority, held to be illegal or void, the validity of the remaining portions of the Management Agreement shall be enforced as if the Management Agreement did not contain such illegal or void clauses or provisions, and the parties shall use their best efforts to negotiate an amendment to this Management Agreement which will comply with the judicial order and maintain the originally contemplated rights, duties and obligations of the parties hereunder.

     9.10 Sovereign Immunity. Except for the Resolutions of Limited Waiver attached hereto as EXHIBIT B AND C and incorporated herein by reference, nothing in this Management Agreement shall be deemed or construed to constitute a waiver of sovereign immunity of Iowa Corp and the Iowa Tribe and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Iowa Corp's and the Iowa Tribe's duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the Resolutions of Limited Waiver which will in any way lessen the rights of any party as set forth in the Resolutions of Limited Waiver, including without limitation the covenant therein of Iowa Corp and the Iowa Tribe to preserve its effective terms in the event of future changes in its legal status or governance. This Section 9.10 shall survive termination of this Management Agreement, regardless of the reason for the termination.

     9.11 Representations and Warranties of Lakes. The Lakes hereby represents and warrants as follows:

          (a) This Management Agreement and all other agreements contemplated hereby have been duly authorized, executed and delivered by Lakes and, when approved by necessary Governmental Authorities as set forth (where applicable), will constitute a valid and binding obligation, enforceable against Lakes in accordance with its terms.

          (b) The execution and delivery of this Management Agreement and all other agreements contemplated hereby, the performance by Lakes of its obligations hereunder or thereunder and the consummation by Lakes of the transactions contemplated hereby will not violate any contract or agreement to which Lakes or any of its affiliated companies is a party or any law, regulation, rule or ordinance or any order, judgment or decree of any federal, state, tribal or local court or require any regulatory approval beyond those contemplated herein.

          (c) Lakes has the full legal right, power and authority and has taken all action necessary to enter into this Management Agreement, to perform its obligations hereunder, and to consummate all other transactions contemplated by this Management Agreement.

     9.12 Representations and Warranties of Iowa Corp and the Iowa Tribe. Iowa Corp and the Iowa Tribe hereby represent and warrant as follows:

          (a) Iowa Corp is a federally-chartered corporation, created pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat.
     1967), whose federal charter was issued on January 4, 1938 by the Secretary of the Interior and ratified by the Iowa Tribe on February 5, 1938; and the Iowa Tribe is a federally recognized Indian Tribe duly organized under the Constitution and laws of the Iowa Tribe and the United States, and is eligible to conduct gaming within the meaning of IGRA.

          (b) Iowa Corp, under its corporate charter, and the Iowa Tribe, under its Constitution, have full legal right, power and authority and has taken all official action necessary, to the extent each is a party to the agreement or document, (i) to enter into this Management Agreement and authorize execution and deliver of this Management

     Agreement, the Operating Note, Dominion Account Agreement, Security Agreement, Indemnity Agreement and any and all other documents and agreements related thereto or contemplated thereby (collectively, the "Transaction Documents"), (ii) to perform its obligations hereunder and thereunder, and (iii) to consummate all other transactions contemplated by this Management Agreement and the other Transaction Documents.

          (c) This Management Agreement, the Operating Note, and the other Transaction Documents, when executed and delivered by Iowa Corp and the Iowa Tribe, to the extent each is a party to the agreement or document and approved by necessary Governmental Authorities, will constitute a valid, binding and perfected obligations, enforceable against Iowa Corp and the Iowa Tribe in accordance with their terms.

          (d) The execution and delivery of this Management Agreement, the Operating Note, and the other Transaction Documents, and the performance by Iowa Corp and the Iowa Tribe of its obligations hereunder to the extent each is a party to the agreement or document, and the consummation by Iowa Corp and the Iowa Tribe of the transactions contemplated hereby will not violate any contract or agreement to which Iowa Corp or the Iowa Tribe is a party, law, regulation, rule or ordinance or any order judgment or decree of any federal, state, tribal or local court, or require any approval by Governmental Authorities beyond those contemplated herein.

          (e) Neither Lakes, the Project, the Project Facilities nor the transaction(s) between the parties contemplated by this Management Agreement, the Operating Note, and any related security documents and instruments described herein are now, or at any time during the term of this Management Agreement will be, subject to any tribal tax of any sort other than (i) reasonable pass-through taxes on Project patrons which are consistent with gaming resort industry practices, and (ii) the fees and assessments described in the definition of "Costs of Operations."

          (f) The Iowa Tribe is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements, and the Gaming Facility Site for the Project constitutes "Indian lands" upon which the Iowa Tribe may legally conduct gaming under IGRA.

          (g) Neither Iowa Corp, the Iowa Tribe or any of their Affiliates has enacted any law, ordinance, rule or regulation impairing the rights or obligations of Iowa Corp, the Iowa Tribe or Lakes under this Management Agreement or under any Transaction Documents contemplated hereby.

          (h) Prior to the Commencement Date, and except as permitted by Section
     2.23 hereof, Iowa Corp and the Iowa Tribe will not cause or voluntarily permit any lien or encumbrance to be created on the Project Facilities or the Gaming Facility Site.

          (i) The Iowa Tribe has entered into an agreement with Lakes or its Affiliate which (i) confirms that all gaming and related project facilities of the Iowa Tribe will be owned and operated by Iowa Corp or another subsidiary of the Iowa Tribe, (ii) grants Lakes or its Affiliate the first right of refusal to manage any gaming projects owned and operated by Iowa Corp or another subsidiary of the Iowa Tribe under the same terms and conditions described in this Management Agreement unless otherwise agreed to in writing by the parties or their Affiliates, and (iii) contains representations, warranties and covenants substantially similar to those contained in Articles 9 and 10 hereof insofar as applicable.

     9.13 Governing Law. This Management Agreement has been negotiated, made and executed at Iowa Corp's office located in the State of Oklahoma and shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to its conflict of laws provisions, and applicable federal laws.

     9.14 Entire Agreement. This Management Agreement, including all exhibits, represents the entire agreement between the parties and supersedes all prior agreements relating to management of gaming and ancillary operations conducted by Iowa Corp at the Project Facilities.

     9.15 Representatives of Iowa Corp. Iowa Corp shall furnish to Lakes a list of the authorized representatives who are empowered to act on behalf of Iowa Corp for the purposes of this Management Agreement and Iowa Corp shall keep such list current. Iowa Corp hereby acknowledges and agrees that to the extent any authorization, consent or other approval of Iowa Corp is required under this Management Agreement or any related Transaction Documents and Iowa Corp shall provide to Lakes a resolution naming any individual or individuals authorized to represent the Iowa Corp for purposes or for the purpose of the operation and performance of Management Agreement and related Transaction Documents, then Lakes shall be entitled to rely on all decisions, authorizations, consents, and approvals provided by such individual or individuals, as applicable, until such time as Iowa Corp shall deliver to Lakes an additional tribal resolution revoking or otherwise modifying such authority.

     9.16 Limitations of Liability. Lakes expressly agrees that Iowa Corp's and the Iowa Tribe's total aggregate liability for damages for breach of the Management Agreement shall be limited in accordance with the Resolutions of Limited Waiver attached hereto as EXHIBIT B AND C and incorporated herein by reference. Iowa Corp and the Iowa Tribe shall bear no liability for further damages.

     9.17 Approvals. Unless otherwise provided herein, all approvals or consents required by either party hereunder shall not be unreasonably withheld or delayed. Unless otherwise provided herein, approval by Iowa Corp's Board of Directors or its duly authorized representative(s), and by the Iowa Tribe's Business Committee, shall be deemed to constitute approval by Iowa Corp and the Iowa Tribe respectively; and approval by the Chief Executive Officer of the Lakes shall be deemed to constitute approval by the Lakes.

     9.18 Best Efforts. Except as otherwise provided herein, Lakes and Iowa Corp and the Iowa

Tribe shall use their best efforts to perform and fulfill their obligations under this Management Agreement in the manner required by this Management Agreement.

     9.19 Request for NIGC Approval. The parties specifically request that the NIGC, or the Secretary where appropriate, approve this Management Agreement and the other Transaction Documents, if required, or declare that such approval is not required.

     9.20 Non-disclosure. The parties agree not to divulge to third parties the terms of this Management Agreement or any other proprietary or confidential information exchanged between the parties pursuant to this Management Agreement, unless (i) the information is required to be disclosed pursuant to judicial order or Legal Requirements, (ii) the information is at the time of disclosure already in the public domain, or (iii) to the extent required in order to obtain financing. This prohibition shall not apply to disclosures by either party to their attorneys, accountants, or other professional advisers. In situations where disclosure of the terms of this Management Agreement to regulatory, governmental or judicial entities is required by law or regulations, the parties will make reasonable efforts to secure confidential treatment of the economic terms of this Management Agreement by such entities; provided, however, this disclosure restriction shall not prohibit Lakes making any SEC filings it deems legally necessary. The parties agree to consult with each other and cooperate regarding any press releases regarding this Management Agreement and the relationships described herein.

     9.21 Other Business Opportunities. During the term of this Management Agreement, or until Lakes is repaid in full on the Operating Note, whichever is later, Iowa Corp and the Iowa Tribe agree that, subject to all Legal Requirements, Iowa Corp and the Iowa Tribe may pursue other gaming development opportunities within Iowa Indian Country; provided Lakes is granted the right of first refusal to participate with Iowa Corp or the Iowa Tribe upon the terms and conditions proposed by Iowa Corp or the Iowa Tribe, with prompt response by Lakes required, but in no event later than thirty (30) days after written notice from Iowa Corp or the Iowa Tribe. In the event that Lakes declines to participate with Iowa Corp or the Iowa Tribe upon such terms and conditions, Iowa Corp and the Iowa Tribe shall have the right to pursue such opportunity but may not offer to an unrelated third party terms and conditions more favorable than those offered to Lakes. If Iowa Corp or the Iowa Tribe do not enter into a signed agreement with such unrelated third party regarding the other commercial, gaming and economic development opportunity which has been declined by Lakes within one (1) year of such declination, then Lakes' right of first refusal granted herein is reinstated for that opportunity.

     9.22 Use of Trade Marks and Trade Names. To assure that Iowa Corp can continue operation of the Project Facilities without disruption in the event that this Management Agreement is terminated or not renewed, Lakes agrees that it will not use any trade mark or trade name to identify any portion of the Project Facilities or services offered within the Project Facilities unless such trade mark or trade name is registered in the name of Iowa Corp.

     9.23 Recitals. The recitals at the beginning of this Management Agreement are true and are incorporated by reference herein.

                                   ARTICLE 10
                               DISPUTE RESOLUTION

     10.1 Disputes Between the Enterprise and Patrons. Disputes that arise between the Project and any patron of the Project Facilities shall be resolved in accordance with the Tribal-State Compact and tribal ordinances, if applicable.

     10.2 Disputes Between the Project and Project Employees. Iowa Corp and Lakes shall jointly develop an employee dispute resolution policy, and Lakes, as agent of Iowa Corp, shall ensure that the Project's general manager shall implement and administer the employee dispute resolution policy after its adoption.

     10.3 Disputes Between Iowa Corp, the Iowa Tribe and Lakes. Disputes between Iowa Corp, the Iowa Tribe and Lakes with respect to this Management Agreement, the Operating Note, or any other Transaction Documents, or a party's performance hereunder or thereunder, shall be resolved by the following dispute resolution process and pursuant to the Resolutions of Limited Waiver attached hereto as Exhibit B and C.

     (a) The parties shall use their best efforts to settle the dispute. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

     (b) If the parties do not reach such solution within a period of ten (10) days, then, upon notice by either party to the other, all disputes shall be settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a dispute is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held in Oklahoma City, Oklahoma.

     (c) The arbitration proceedings shall be conducted before a panel of three neutral arbitrators, all of whom shall be currently licensed attorneys, actively engaged in the practice of law for at least ten (10) years, one of which shall have five (5) years of experience in federal Indian law, and one of which shall have five (5) years of experience in the gaming industry. The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality. Iowa Corp and the Iowa Tribe further agree that any arbitration proceeding held in connection with any dispute with respect to the this Management Agreement, the Operating Note, or any other Transaction Document may be consolidated with any other arbitration proceeding involving Lakes or its Affiliates and any of Iowa Corp or the Iowa Tribe's Affiliates.

     (d) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. In connection with any arbitration award, the arbitrators shall be empowered to take the actions and enforce the judicial remedies described in Paragraph 5 of the Resolutions of Limited Waiver; provided however, that although the arbitrators may award damages in the event Iowa Corp, the Iowa Tribe or the Gaming Commission do not to comply with the award, the arbitrators may not require Iowa Corp, the Iowa Tribe or the Gaming Commission to take or modify any governmental legislative decision or action which the arbitrators have determined has resulted in the dispute between the parties and is contrary to the parties rights, liabilities or obligations under this Management Agreement, the Operating Note, or any other Transaction Document ("Specific Performance Restriction"). Provided further, that: (a) should the arbitrators determine that there has been an intentional bad faith violation of a party's rights under this Management Agreement or any other Transaction Documents by Iowa Corp, the Iowa Tribe or Gaming Commission, and if Iowa Corp, the Iowa Tribe or the Gaming Commission do not reverse such intentional bad faith violation through governmental legislative decision or action within thirty (30) days after the being notified by the arbitrators of such determination, then the arbitrators shall award one-and-half (1 1/2 ) times damages to Lakes for damages suffered as a consequence of Iowa Corp's, the Iowa Tribe's or Gaming Commission's intentional bad faith violation; and (b) such Specific Performance Restriction shall not prevent Lakes from enforcing the Operating Note, the Security Agreement, the Dominion Account Agreement, nor from realizing on collateral encumbered thereby.

     (e) Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this
Article 10 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards. In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrator or arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

     (f) Any party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

     (g) Judgment on any arbitration award may be entered in any court having jurisdiction over the parties. The arbitrators shall not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

     (h) Iowa Corp and the Iowa Tribe hereby expressly waive, and also waive its right to assert, sovereign immunity and any and all defenses based thereon with respect to disputes between Iowa Corp and the Iowa Tribe and Lakes with respect to this Management Agreement, the Operating Note, or any other Transaction Documents, or a party's performance hereunder or thereunder; and Iowa Corp and the Iowa Tribe hereby consent to (i) binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, and (ii) judicial proceedings in or before the United States District Court for the Northern District of Oklahoma, or if that court determines it is without jurisdiction, then to the courts of the State of Oklahoma and all courts to which an appeal therefrom may be available, but solely to compel, enforce, modify or vacate any arbitration award.

     (i) To the extent lawful in connection with any such dispute, Iowa Corp and the Iowa Tribe expressly waive the application of the doctrines of exhaustion of tribal remedies or comity that might otherwise require that a claim be heard first in tribal court or other tribal forum of the Iowa Tribe.

     (j) The parties agree that: (1) in the event that a dispute submitted to arbitration under this section involves the right of Lakes to continue to receive compensation under Section 5.5 hereof, or (2) in the event that Lakes appeals an agency decision under Section 8.2 for removal/divestiture, then any compensation which is asserted to be due to Lakes during such dispute shall, if not paid to Lakes, be deposited into an interest bearing escrow account with the entity that is designated as the "Depository" under the Dominion Account Agreement and Lakes shall be granted a security interest in said escrow account which interest is contingent, as follows: such escrow funds shall be released to Lakes upon an arbitration award being issued in its favor or on the date the agency action under Section 8.2 is reversed by agency administrative or judicial appeal; provided that upon final conclusion of such arbitration or agency administrative or judicial appeal, any portion of such escrowed funds not expressly awarded to Lakes shall be immediately released unconditionally to Iowa Corp.

        [Rest of page left blank intentionally; signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the above written date.

Iowa Tribe of Oklahoma                  Lakes Iowa Management, LLC
a federally-chartered corporation


By: /s/ Phoebe O'Dell                   By: /s/ Timothy Cope
   ----------------------------------       ------------------------------------
Name: Phoebe O'Dell                         Timothy J. Cope
     --------------------------------
Its: Chairman                           Its: President and Chief Financial
     --------------------------------        Officer

ATTEST:


By: /s/ Eugene Big Soldier Jr.
    ---------------------------------
Name: Eugene Big Soldier Jr.
      -------------------------------
Its: Secretary
     --------------------------------


Iowa Tribe of Oklahoma
a federally-recognized Indian tribe


By: /s/ Phoebe O'Dell
    ---------------------------------
Name: Phoebe O'Dell
      -------------------------------
Its: Chairman
     --------------------------------

ATTEST:


By: /s/ Eugene Big Soldier Jr.
    ---------------------------------
Name: Eugene Big Soldier Jr.
      -------------------------------
Its: Secretary
     --------------------------------

Approved pursuant to 25 U.S.C.
Section 2711

National Indian Gaming Commission


By:
    ---------------------------------
Print Name: Philip N. Hogen
Its Chairman

                                LIST OF EXHIBITS

Exhibit A   Legal Description of Gaming Facility Site

Exhibit B   Resolution of Limited Waiver of Immunity from Suit - Iowa Corp

Exhibit C   Resolution of Limited Waiver of Immunity form Suit - Iowa Tribe